                                EXHIBIT 10(iii)

                                LEASE AGREEMENT
                      DATED AS OF DECEMBER 1, 1993 BETWEEN
                     REFIRST, INC. AND FIRST HAWAIIAN BANK

           ---------------------------------------------------------



                                LEASE AGREEMENT

                                    between


                                 REFIRST, INC.,
                                   as Lessor

                                      and

                              FIRST HAWAIIAN BANK,
                                   as Lessee


           ---------------------------------------------------------



                          Dated as of December 1, 1993


           ---------------------------------------------------------


                                   Premises:


                             First Hawaiian Center
                                Honolulu, Hawaii


           ---------------------------------------------------------
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                               TABLE OF CONTENTS

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                                                              ARTICLE I
1.1     Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.2     Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.3     Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                                                             ARTICLE II
2.1     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.2     Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18

                                                             ARTICLE III
3.1     Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
3.2     Payment of Base Rent and Renewal Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
3.3     Additional Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
3.4     Construction Management Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
3.5     Payments at the Overdue Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
3.6     Performance on a Non-Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21

                                                             ARTICLE IV
4.1     General Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
4.2     Refunds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
4.3     Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
4.4     Reports and Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
4.5     Utility Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
4.6     Income Inclusions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
4.7     Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25

                                                              ARTICLE V
5.1     Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25

                                                             ARTICLE VI
6.1     Net Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
6.2     No Termination or Abatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
6.3     Right of Offset Against Lessor Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27

                                                             ARTICLE VII
7.1     Ownership of the Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28

                                                            ARTICLE VIII
8.1     Condition of the Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
8.2     Possession and Use of the Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29

                                                             ARTICLE IX
9.1     Compliance with Legal Requirements and Insurance
         Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

                                                              ARTICLE X
10.1    Maintenance and Repair; Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
10.2    Environmental Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31





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                                                             ARTICLE XI
11.1    Modifications, Substitutions and Replacements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31

                                                             ARTICLE XII
12.1    Warranty of Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
12.2    Grants and Releases of Easements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34

                                                            ARTICLE XIII
13.1    Permitted Contests Other than in Respect
         of Impositions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
13.2    Contests of Impositions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36

                                                             ARTICLE XIV
14.1    Public Liability and Workers' Compensation
         Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
14.2    Hazard and Other Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
14.3    Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40

                                                             ARTICLE XV
15.1    Casualty and Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
15.2    Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
15.3    Notice of Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47

                                                             ARTICLE XVI
16.1    Termination Upon Certain Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
16.2    Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48

                                                            ARTICLE XVII
17.1    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
17.2    Surrender of Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
17.3    Reletting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
17.4    Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
17.5    Acceleration of Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
17.6    Final Liquidated Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
17.7    Waiver of Certain Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
17.8    Assignment of Rights under Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
17.9    Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54

                                                            ARTICLE XVIII
18.1    Lessor's Right to Cure Lessee's Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54

                                                             ARTICLE XIX
19.1    Provisions Relating to Lessee's Termination of
         this Lease or Exercise of Purchase Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54

                                                             ARTICLE XX
20.1    Lessee's Purchase Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
20.2    Exercise of Purchase Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
20.3    Purchase Option Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
20.4    Transfer of the Property Upon Exercise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56





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                                                             ARTICLE XXI
21.1    Extended Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
21.2    Permitted Refinancing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56

                                                            ARTICLE XXII
22.1    Residual Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57

                                                            ARTICLE XXIII
23.1    Holding Over  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59

                                                            ARTICLE XXIV
24.1    Risk of Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60

                                                             ARTICLE XXV
25.1    Indemnification by Lessee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60

                                                            ARTICLE XXVI
26.1    Subletting and Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
26.2    Attornment and Nondisturbance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
26.3    Subleases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65

                                                            ARTICLE XXVII
27.1    Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65

                                                           ARTICLE XXVIII
28.1    Right to Inspect During any Extended Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
28.2    No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66

                                                            ARTICLE XXIX
29.1    Acceptance of Surrender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66

                                                             ARTICLE XXX
30.1    No Merger of Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66

                                                            ARTICLE XXXI
31.1    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67

                                                            ARTICLE XXXII
32.1    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
32.2    Amendments and Modifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
32.3    Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
32.4    Conclusive Reliance on Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
32.5    Headings and Table of Contents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
32.6    Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
32.7    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
32.8    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
32.9    Memorandum of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
32.10   Limitations on Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
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                                                           ARTICLE XXXIII
33.1    Ground Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69



SCHEDULES

Schedule A:   Description of Land
Schedule B:   Permitted Exceptions
Schedule C:   Payment Dates and Lessor Base Rent
Schedule D:   Default Amount and Termination Amount
Schedule E:   Form of Non-disturbance and Attornment Agreement

           LEASE AGREEMENT (this "Lease"), dated as of December 1, 1993, between REFIRST, INC., a Delaware corporation having its principal office at 1900 Indian Wood Circle, Maumee, Ohio 43537, as lessor, and FIRST HAWAIIAN BANK, a Hawaii banking corporation having its principal office at 1132 Bishop Street, Suite 2500, Honolulu, Hawaii 96813, as lessee.


                             W I T N E S S E T H :


           A. WHEREAS, Lessor (such term, and all other capitalized terms not defined in these Recitals or in Article I, are as defined in Article II) has, pursuant to that certain Ground Lease, dated as of even date herewith (the "Ground Lease"), between First Hawaiian Center Limited Partnership and FH Center, Inc., collectively as ground lessors (collectively, the "Ground Lessors"), and Lessor, as ground lessee, (i) ground leased from the Ground Lessors those certain parcels comprising the Land, as described on Schedules A-1 and A-2 hereto, and (ii) received from the Ground Lessors all of the Ground Lessors' respective right, title and interest in and to the Appurtenant Rights relating to the Land described on Schedule A;

           B. WHEREAS, the Ground Lessors, Lessee and Lessor have executed and delivered that certain Participation Agreement, dated as of November 19, 1993 (the "Participation Agreement"), among Lessor, Lessee, the Ground Lessors and First Fidelity Bank, N.A., Pennsylvania, a national association (together with any replacement trustee appointed pursuant to the terms of the Indenture, the "Trustee"), pursuant to which, inter alia, (i) the Ground Lessors and Lessor agreed to enter into the Ground Lease and (ii) Lessor and Lessee agreed to enter into this Lease;

           C. WHEREAS, pursuant to that certain Leased Improvements Construction Agreement, dated as of even date herewith (the "Leased Improvements Construction Agreement"), between Lessee and Lessor, Lessor has agreed to cause to be demolished the Existing Improvements and to cause to be constructed in their place the Building (as defined below);

           D. WHEREAS, pursuant to that certain Construction Management, Escrow and Development Agreement, dated as of even date herewith (the "Construction Management Agreement"), among Lessor, Lessee and the Trustee, Lessee has in turn agreed for the benefit of Lessor and the Trustee to cause to be demolished the Existing Improvements and to cause to be constructed in their place the Building and to fulfill all other obligations, if any, of Lessor under the Leased Improvements Construction Agreement;

           E. WHEREAS, pursuant to (i) that certain Construction Agreement, dated November 2, 1993 (the "Construction Contract"), between Lessee and Fletcher Pacific Construction Co., Ltd. (the "General Contractor"), as general contractor, (ii) that certain

Abatement and Demolition Agreement, dated June 3, 1993 (the "Demolition Contract"), between Lessee and Cleveland Wrecking Company (the "Demolition Contractor"), as demolition contractor, and (iii) that certain Development Management Agreement, dated as of December 28, 1992 (the "Development Agreement"), between Lessee and The Myers Corporation (the "Developer"), as developer, Lessee has further provided for the demolition of the Existing Improvements and construction of the Building in order to satisfy its obligations under the Construction Management Agreement;

           F. WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, all of Lessor's right, title and interest in and to the Land, the Improvements, the Appurtenant Rights and the Fixtures referred to herein as the "Property", and defined more particularly in Section 1.1;

           G. WHEREAS, in order to provide funds for the demolition of the Existing Improvements and the construction of the Building, Lessor has issued $161,990,000 of its 6.93% Class A Secured Notes Due 2003 (the "Class A Notes") and $25,885,000 of its 6.98% Class B Secured Notes Due 2003 (the "Class B Notes" and, together with the Class A Notes, the "Notes"), pursuant to that certain Indenture, dated as of even date herewith (the "Indenture"), between Lessor and the Trustee, as trustee for the benefit of the holders from time to time of the Notes (collectively, the "Holders");

           H. WHEREAS, Lessor's obligations under the Notes are secured by (i) a Real Property Mortgage, Security Agreement and Financing Statement, dated as of even date herewith (the "Mortgage"), made by Lessor and the Ground Lessors in favor of the Trustee for the benefit of the Holders, on the Property, and
(ii) an Assignment of Leases and Rents, dated as of even date herewith (the "Assignment of Lease"), made by Lessor in favor of the Trustee for the benefit of the Holders, and with respect to which Lessee has executed and delivered Lessee's Consent (the "Consent to Assignment"), dated as of even date herewith; and

           I. WHEREAS, this Lease is to be subordinated to the Mortgage but only during the Preliminary Term pursuant to that certain Subordination, Non-Disturbance and Attornment Agreement, dated as of even date herewith (the "Non-Disturbance Agreement"), among the Trustee, Lessee and Lessor, and shall at all times after the Primary Term Commencement Date, subject to the terms of the Non-Disturbance Agreement, be superior to the Mortgage.

          NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I

           1.1 Property. Subject to the terms and conditions hereinafter set forth, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the following (collectively, the "Property"):

           (a) all of Lessor's right, title and interest in and to the parcels of land described on Schedules A-1 and A-2 hereto (the "Land") pursuant to the terms and provisions of the Ground Lease;

           (b) all of Lessor's right, title and interest in and to the Improvements;

           (c) all of Lessor's right, title and interest in and to all easements, rights and appurtenances relating to the Land or the Improvements (collectively, the "Appurtenant Rights"); and

           (d) all of Lessor's right, title and interest in and to all fixtures to the Improvements, including all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures").

           1.2 Term. The Property is leased for the Preliminary Term, the Primary Term and any Extended Term, if applicable.

           1.3 Title. The Property is leased to Lessee without any representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, the Permitted Exceptions) and all applicable Legal Requirements now or hereafter in effect. To obtain assurance as to the title to the Property as between Lessee and Lessor, Lessee is relying solely upon a policy of title insurance. Lessee shall in no event have any recourse against Lessor for any defect in title to the Property.


                                   ARTICLE II

           2.1 Definitions. As used in this Lease, terms defined in the caption or in the Recitals shall have the meanings set forth therein, and the following terms shall have the following meanings:

           Additional Charges.  As defined in Section 3.3.

           Administrative Agent.  As defined in the Participation Agreement.

           Affiliate. When used with respect to any Person (as hereinafter defined), shall mean any other Person who, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person.

           After Tax Basis. With respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any tax savings realized and the present value of any tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

           Appraiser's Certificate. A certificate of an independent Person who is either (a) a licensed real estate broker which does not have a direct financial interest in the sublease in question or (b) a member of the Appraisal Institute, in each case having at least five years' experience in the downtown Honolulu commercial office market, stating that the rents payable under any sublease represent the fair rental value for the space sublet thereunder and that the other terms of such sublease, taken together with all of the terms of such sublease, are commercially reasonable.

           Appurtenant Rights.  As defined in Section 1.1(c).

           Assignment of Lease.  As defined in Recital H.

           Base Rent.  As defined in Section 3.1(a).

           Beneficial Owner.  As defined in the Participation Agreement.

           Building.  As defined in the Construction Management Agreement.

           Business Day. Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national and/or state banks in the City of Philadelphia, Pennsylvania, or the City and County of Honolulu, Hawaii, are generally authorized or obligated, by law or executive order, to close.

           Casualty.  As defined in Section 15.1(a)(i).

           CERCLA. The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. # # 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

           Certifying Party.  As defined in Section 27.1.

           Class A Base Rent.  As defined in Section 3.1(a).

           Class A Notes.  The Class A Notes described in Recital G.

           Class A Office Building. An office building generally consistent with other "Class A" office facilities located in the downtown Honolulu office market.

           Class B Base Rent.  As defined in Section 3.1(a).

           Class B Notes.  The Class B Notes described in Recital G.

           Closing Expenses. All of those costs and expenses which are required to be paid by Lessee and referred to in Section 9.1 through
        9.4 of the Participation Agreement.

           Closing Tax Opinion.  As defined in Section 4.4(a).

           Code. The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

           Condemnation.  As defined in Section 15.1(a)(ii).

           Consent to Assignment.  As defined in Recital H.

           Construction Account. As defined in the Construction Management Agreement.

           Construction Contract.  As defined in Recital E.

           Construction Management Agreement.  As defined in Recital D.

           Debt Overdue Rate. 8.94%, but in no event shall such rate exceed the maximum rate permitted by law.

           Default. An Event of Default or an event, condition or failure which, with the giving of notice or the lapse of time or both, would become an Event of Default.

           Default Amount. For any Payment Date occurring during the Primary Term, the amount set forth on Schedule D with respect to such Payment Date.

           Demolition Contract.  As defined in Recital E.

           Demolition Contractor.  As defined in Recital E.

           Developer.  As defined in Recital E.

           Development Agreement.  As defined in Recital E.

           Election Notice.  As defined in Section 20.2.

           Environmental Law. Whenever enacted or promulgated, any federal, state, county or local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, covenant, criteria, guideline, administrative or court order, judgment, decree, injunction, code or requirement or any agreement with a Governmental Authority:

                 (x) relating to pollution (or the cleanup, removal, remediation or encapsulation thereof, or any other response thereto), or the regulation or protection of human health, safety or the environment, including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life, or

                 (y) concerning exposure to, or the use, containment, storage, recycling, treatment, generation, discharge, emission, Release or threatened Release, transportation, processing, handling, labeling, containment, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity,

        in each case as amended and as now or hereafter in effect, and any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries (whether personal or property) or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance, whether such common law or equitable doctrine is now or hereafter recognized or developed. Applicable laws include, but are not limited to, CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. # 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. # 1251 et seq.; the Clean Air Act, 42 U.S.C ## 7401 et seq.; the National Environmental Policy Act, 42 U.S.C. # 4321; the Refuse Act, 33 U.S.C. ## 401 et seq.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. ## 1801-1812; the Toxic Substances Control Act, 15 U.S.C. ## 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ## 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. ## 300 f et seq.; and the Occupational

        Safety and Health Act of 1970, each as amended and as now or hereafter in effect, and their state and local counterparts or equivalents, including the Hawaii Hazardous Waste Law, Haw. Rev. Stat. Ch. 342 J, and any regulations promulgated thereunder.

           Environmental Violation. Any activity, occurrence or condition that violates or threatens to violate or results in or threatens to result in non-compliance with any Environmental Law.

           ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

           Escrowee. The Trustee, any subsequent trustee appointed in accordance with Sections 608 and 609 of the Indenture and acting as trustee on behalf of the Holders or, if no mortgage then encumbers the Property, a bank or trust company experienced in administering construction loans and having a combined capital and surplus of at least $50,000,000 as selected by Lessee in its sole discretion, reasonably exercised.

           Event of Default.  As defined in Section 17.1.

           Excepted Liens. Any Liens on the Property which may arise as a result of a judgment rendered by a court of competent jurisdiction in favor of Lessee against Lessor resulting from a breach by Lessor of any of the provisions of the Operative Agreements; provided that Lessee agrees in writing with the Trustee that (i) such Liens will be subordinate to the Lien of the Mortgage and (ii) it will not take any action to foreclose, execute, garnish, levy, attach or otherwise enforce the Lien of such judgment until all obligations of Lessor under the Notes, the Indenture, the Mortgage and each of the other Operative Agreements have been paid in full, other than to garnish, levy, attach or offset with respect to amounts payable to Lessor solely on account of Lessor Base Rent.

           Existing Improvements.  As defined in the Participation Agreement.

           Expiration Date.  As defined in Section 20.2.

           Extended Term.  As defined in Section 21.1(b).

           Extension Notice.  As defined in Section 21.1(b).

           Facility. A facility used for the treatment, storage or disposal of Hazardous Substances.

           Final Substantial Completion Date. The date on which both the Substantial Completion Date for Core and Shell and each Substantial Completion Date for Lessee Installations have occurred.

           Fixtures.  As defined in Section 1.1(d).

           General Contractor.  As defined in Recital E.

           Governmental Authority. Any federal, state, county, regional, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi-governmental authority.

           Ground Lease.  As defined in Recital A.

           Ground Lessors.  As defined in Recital A.

           Guarantee.  As defined in the Participation Agreement.

           Hawaii General Excise Tax. The tax imposed pursuant to Chapter 237, Hawaii Revised Statutes (or any corresponding provisions of any successor Hawaii tax statute) and any related surtaxes and surcharges, and any of the foregoing imposed by or on behalf of the State of Hawaii or any political subdivision or taxing authority thereof.

           Hawaii Taxpayer.  As defined in the Participation Agreement.

           Hazardous Activity. Any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Substance into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Substance; or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

           Hazardous Condition. Any condition that violates or threatens to violate, or that results in or threatens non- compliance with, any Environmental Law.

           Hazardous Substance. Any of the following: (i) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful, hazardous or acutely hazardous to the environment or human health or safety; or (iii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

           Holders. As defined in Recital G, together with any holder of a Renewal Note.

           H.15. "Statistical Release H.15(519), Selected Interest Rates", as published by the Board of Governors of the Federal Reserve System, or any successor publication.

           Impositions. Except to the extent described in the following sentence, any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") (including (i) real and personal property taxes, including personal property taxes on any property covered by this Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) the Hawaii General Excise Tax and any other excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees;
        (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; and (vi) assessments on the Property, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Term), and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which Lessee shall be obligated to pay Additional Charges, may be levied, assessed or imposed by any Federal, state, city, county or local authority upon or with respect to (a) the Property or any part thereof or interest therein; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, transfer of title, return or other disposition of the Property or any part thereof or interest therein; (c) the Notes or other indebtedness with respect to the Property or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from the Property or any part thereof or interest therein; (e) the Operative Agreements or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract (including the Construction Management Agreement) relating to the demolition, construction, acquisition or delivery of the Existing Improvements or the Property or any part thereof or interest therein; (h) the issuance of the Notes; or
        (i) otherwise in connection with the transactions contemplated by the Operative Agreements.

                 The term "Imposition" shall not mean or include:

                (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on Lessor or the Trustee by the United States federal government that are based on or measured by the net income (including taxes based on capital gains and minimum taxes) of such Person; provided that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

               (ii) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, transfer or property taxes and other than the Hawaii General Excise Tax) that are imposed by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the gross or net income or gross or net receipts (including any minimum taxes, withholding taxes or taxes on or measured by capital, net worth, excess profits or items of tax preference or taxes that are capital stock, franchise or doing business taxes) except that this clause
           (ii) shall not apply to any such taxes imposed on Lessor (or its Affiliates, to the extent such tax is imposed upon the Affiliate as a result of either (x) the filing of any return on any form of combined basis or (y) any theory of secondary liability) by the State of Hawaii (or any local taxing authority thereof or therein) or any jurisdiction into which any of the Property is moved, except in the case of net income taxes imposed by the State of Hawaii to the extent such taxes for such year (but not the amount of any interest, penalties or additions to tax) exceed $80,000 for any calendar year; provided that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

              (iii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs after the termination of this

           Lease (but not any tax or imposition that relates to any period prior to the termination of this Lease);

               (iv) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of
           Article XIII;

                (v) any interest or penalties imposed on Lessor as a result of the failure of Lessor to file any return or report timely and in the form prescribed by law or to pay any Tax or imposition, except to the extent such failure is a result of a breach by Lessee of its obligations under Article IV; provided that this clause (v) shall not apply (x) if such interest or penalties arise as a result of a position taken (or requested to be taken) by Lessee in a contest controlled by Lessee under Article XIII or (y) to any such interest or penalties that result from Lessor's complying with the reporting procedures set forth in Section 4.4(a);

               (vi) any Taxes or impositions imposed on Lessor that are a result of Lessor not being considered a "United States person" as defined in Section 7701(a)(30) of the Code;

              (vii) any Taxes or impositions that are enacted or adopted by their express terms as a substitute for any tax that would not have been indemnified against pursuant to the terms of this Lease;

             (viii) any Taxes which are imposed as a result of a breach of a covenant or representation by Lessor in any Operative Agreement (unless caused by Lessee's breach of its representations, warranties and covenants) or as a result of the gross negligence or wilful misconduct of Lessor itself (as opposed to gross negligence or willful misconduct imputed to Lessor) or any of its Affiliates, but not Taxes imposed as a result of ordinary negligence of Lessor or any of its Affiliates;

               (ix) any Taxes or impositions to the extent that such taxes are actually reimbursed to Lessor by another Person other than an Affiliate of Lessor;

                (x) any Taxes or impositions imposed upon Lessor with respect to any voluntary transfer, sale, financing or other voluntary disposition (other than a transfer contemplated and permitted by the Operative Agreements, including any transfer in connection with (1) the exercise by Lessee of its Purchase Option, (2) the occurrence of an Event of Default under this Lease or an Indenture Event of Default, or (3) a Casualty or Condemnation affecting the Property) of any interest in the Property or any interest in, or created pursuant to, the Operative Agreements or any voluntary transfer of any interest in Lessor (other than in accordance with the terms of the Guarantee and other than in connection with the existence of an Event of Default or an Indenture Event of Default) or any involuntary transfer of any of the foregoing interests resulting from the bankruptcy or insolvency of Lessor (other than in connection with the existence of an Event of Default or an Indenture Event of Default);

               (xi) any gift or inheritance Taxes;

              (xii) any Taxes or impositions, to the extent Lessor or its Affiliates actually receives a credit (or otherwise has a reduction in a liability for taxes) in respect thereof against taxes that are not indemnified hereunder (but only to the extent such credit is not taken into account in calculating the indemnity payment on an After Tax Basis);

             (xiii) any Tax or imposition to the extent that such Tax or imposition is imposed on the Lessor or any of its Affiliates in respect of a transaction or business in the jurisdiction imposing such Tax other than the transactions arising out of the Operative Agreements; or

              (xiv) any Tax or imposition imposed on a direct or indirect transferee, successor or assign of Lessor to the extent of the excess of such Taxes over the amount of such taxes that would have been imposed had there not been a transfer by the original Lessor of an interest arising under the Operative Agreements; provided that there shall not be excluded under this clause (xiv) any such Tax or imposition if such direct or indirect transferee, successor or assign of Lessor acquired its interest as a result of a transfer in connection with an Event of Default or an Indenture Event of Default; provided, further, that there shall not be excluded under this clause (xiv) any amount necessary to make any payment on an After Tax Basis.

        Any Tax or imposition excluded from the defined term "Imposition" in any one of the foregoing clauses (i) through (xiv) shall not be construed as constituting an Imposition by any provision of any other of the aforementioned clauses.

           Impositions Indemnitee.  As defined in Section 13.2(a).

           Improvements.  As defined in the Mortgage.

           Indemnified Parties.  As defined in Section 25.1.

           Independent Investment Banker. As defined in the Construction Management Agreement.

           Indenture.  As defined in Recital G.

           Indenture Event of Default. Any event or condition defined as an "Event of Default" in Section 501(a) of the Indenture.

           Insurance Requirements. All terms and conditions of any insurance policy required by this Lease to be maintained by Lessee and all requirements of the issuer of any such policy.

           Land.  As defined in Section 1.1(a).

           Lease.  This Lease Agreement.

           Leased Improvements Construction Agreement.  As defined in Recital C.

           Legal Requirements. All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Property, the Existing Improvements, the Improvements or the demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. # 12101 et. seq. and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to Lessee (other than those hereafter created by Lessor without the consent of Lessee) affecting the Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to Section 12.2.

           Lessee. First Hawaiian Bank, and its successors and assigns expressly permitted hereunder.

           Lessee's Hawaii Tax Counsel.  As defined in Section 4.4(a).

           Lessor. REFIRST, Inc., and its successors and assigns expressly permitted hereunder.

           Lessor Base Rent.  As defined in Section 3.1(a).

           Lessor Contribution.  As defined in the Participation Agreement.

           Lessor Make-Whole Premium. The amount, determined by an Independent Investment Banker as of the third Business Day prior to the day the payment is required to be made to Lessor, which equals the excess, if any, of (i) the sum of the present values of all remaining scheduled payments due to Lessor prior to December 1, 2003, if any, and all remaining scheduled payments of Lessor Base Rent as of the day payment is required to be made to Lessor, discounted semi-annually on each payment date at a rate equal to the Treasury Yield, based on a 360-day year of twelve 30-day months, over (ii) the Lessor Contribution.

           Lessor Return Payment. An amount, as of the date of calculation, sufficient to provide Lessor with a pre-tax internal rate of return of 11.68%, and as adjusted during any Renewal Term in accordance with
        Section 21.1, on the Lessor Contribution from December 1, 1993 to the date of payment, which if calculated as of the expiration date of the Primary Term will be $6,219,053.52.

           Lessor's Hawaii Tax Counsel.  As defined in Section 4.4(a).

           Lessor's Margin. If thirty (30) days prior to the commencement of the first Extended Term the rating on the Class A Notes from S&P and Moody's is at least "A-" and "A3", respectively, then Lessor's Margin shall be an amount sufficient (i) to return the balance of the Lessor Contribution ratably over ten (10) years in equal installments on each six-month anniversary of the commencement of the first Extended Term, and (ii) to provide an annualized return on the outstanding balance of the Lessor Contribution equal to 6.85% plus the yield on the ten-year Constant Maturity Treasury as shown in H.15; otherwise, Lessor's Margin shall be an amount sufficient (x) to return the balance of the Lessor Contribution over five (5) years and (y) to provide an annualized return on the outstanding balance of the Lessor Contribution equal to 6.85% plus the yield on the five-year Constant Maturity Treasury as shown in H.15. Lessor's Margin shall be determined as of the commencement of the first Extended Term and such return to be provided ratably in equal installments on each six-month anniversary of the commencement of the first Extended Term.

           Lessor Overdue Rate. 13.68%, but in no event shall such rate exceed the maximum rate permitted by law.

           Lien.  As defined in the Indenture.

           Make-Whole Premium.  As defined in the Indenture.

           Maximum Residual Guarantee Amount. An amount equal to $161,990,000, subject to reduction as provided in Section 21.2(a)(v).

           Modifications.  As defined in Section 11.1.

           Moody's.  As defined in the Participation Agreement.

           Mortgage.  As defined in Recital H.

           Net Proceeds. All amounts paid in connection with any Casualty or Condemnation, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Trustee, Lessor or the Holders are entitled to be reimbursed pursuant to this Lease.

           Non-Disturbance Agreement.  As defined in Recital I.

           Notes.  As defined in Recital G, together with any Renewal Notes.

           Officer's Certificate. A certificate of Lessee signed by any individual holding the office of vice president or higher, which certificate shall certify as true and correct the subject matter being certified to in the certificate.

           Operative Agreements.  As defined in the Participation Agreement.

           Outstanding.  As defined in the Indenture.

           Participation Agreement.  As defined in Recital B.

           Payment Date. As set forth on Schedule C or, during any Extended Term, as determined in accordance with Section 21.1.

           Permitted Exceptions.  The following:

           (a) those easements, rights-of-way, servitudes, reservations, rights, restrictions, liens, encumbrances, adverse claims and other defects and irregularities in title set forth on Schedule B hereto;

           (b) the right reserved to or vested in any municipality or public authority to condemn, appropriate, recapture or designate a purchaser of the Property;

           (c) (i) any Liens for taxes, assessments and other governmental charges and any Liens in favor of mechanics, materialmen and laborers for work or services performed or materials furnished in connection with the Property, provided that the terms of Section 12.1(a)(iv) or
        Article XIII dealing with any such tax, assessment, other governmental charge or Lien shall have been complied with by Lessee or (ii) any Liens for taxes, assessments or other governmental charges which are not yet due and payable;

           (d) the rights of Lessee hereunder and of Lessor under the Ground Lease;

           (e)  the Lien of the Mortgage and any rights granted thereby;

           (f)  the Assignment of Lease;

           (g) any non-disturbance and attornment agreements entered into with any sublessee in accordance with the terms of Article XXVI and any subleases which are entitled to the benefits of such non-disturbance and attornment agreements; and

           (h)   any Excepted Liens.

           Permitted Refinancing.  As defined in Section 21.2(a).

           Person. An individual, corporation, partnership, trust, association, Governmental Authority or other entity.

           Plans and Specifications. As defined in the Construction Management Agreement.

           Post Completion Escrow.  As defined in Section 15.1(a).

           Preliminary Term. The term commencing on the date hereof and expiring on the Final Substantial Completion Date.

           Primary Term. The term commencing on the Final Substantial Completion Date and expiring on December 1, 2003.

           Project Contracts.  As defined in the Construction Management
        Agreement.

           Property.  As defined in Section 1.1.

           Purchase Option.  As defined in Section 20.1.

           Purchase Option Price.  As defined in Section 20.3.

           Reasonable Basis. Reasonable Basis for a position shall exist if tax counsel may properly advise reporting such position on a tax return in accordance with formal opinion 85-352 issued by the Standing Committee on Ethics and Professional Responsibility of the American Bar Association.

           Release. Any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

           Renewal Notes. Any note or notes issued by Lessor in connection with any Permitted Refinancing.

           Renewal Rent.  As defined in Section 3.1(b).

           Rent. Collectively, the Base Rent or the Renewal Rent, as applicable, and the Additional Charges.

           Rent Commencement Date.  June 1, 1997.

           Requesting Party.  As defined in Section 27.1.

           Residual Guarantee Amount. An amount equal to the excess, if any, of (i) the Purchase Option Price over (ii) the sale proceeds actually received, or deemed to have been received, by Lessor from a sale of the Property (net of any reasonable brokerage commissions and any other sales expenses).

           S&P.  As defined in the Participation Agreement.

           Significant Casualty.  As defined in Section 15.1(f).

           Significant Condemnation.  As defined in Section 15.1(f).

           Substantial Completion Date for Core and Shell. As defined in the Construction Management Agreement.

           Substantial Completion Date for Lessee Installations. As defined in the Construction Management Agreement.

           Taxes.  As defined in the definition of Impositions.

           Term. Collectively, the Preliminary Term, the Primary Term, and, if exercised, any Extended Term or Extended Terms.

           Termination Amount. As of any Payment Date, the amount set forth in Schedule D with respect to such Payment Date.

           Termination Date.  As defined in Section 16.2(a).

           Termination Notice.  As defined in Section 16.1(a).

           Title Defects.  As defined in Section 12.1(a).

           Total Condemnation.  As defined in Section 15.1(f).

           Trustee.  As defined in Recital B.

           Withheld Amounts.  As defined in Section 3.1(a).

           2.2 Other Definitional Provisions. (a) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender, as the context may permit.

           (b) Unless otherwise specified, all references herein to designated "Articles", "Sections", "Schedules" and other subdivisions shall be to the designated Articles, Sections, Schedules and other subdivisions of this Lease.

           (c) The words "including" and "include", and words of similar import, shall be deemed to be followed by "without limitation".

           (d) The words "herein", "hereof" and "hereunder", and words of similar import, shall refer to this Lease as a whole and not to any particular Article, Section, Schedule or other subdivision of this Lease.


                                   ARTICLE III

           3.1 Rent. (a) From and after the Rent Commencement Date, Lessee shall pay to Lessor on each Payment Date, by delivering not later than 12:00 noon New York City time (to such account or accounts at such bank or banks or to such other Person or in such other manner as Lessor shall from time to time direct in writing), a net rental (the "Base Rent") equal to the sum of (i) interest due on such date to the Holders of the Class A Notes ("Class A Base Rent"), (ii) interest due on such date to the Holders of the Class B Notes ("Class B Base Rent") and (iii) all amounts due on such date to Lessor as set forth in Schedule C attached hereto (such amounts, the "Lessor Base Rent"). Lessee shall have no obligation to pay any amounts hereunder on account of Base Rent prior to the Rent Commencement Date. Notwithstanding anything to the contrary contained herein, Lessee acknowledges and agrees that it shall at all times make payments on each Payment Date to the Trustee such that the Trustee receives an amount equal to the Class A Base Rent and Class B Base Rent due on such Payment Date, except to the extent Lessee is required by Hawaii state taxing authorities to pay any amounts on account of Hawaii state taxes due and payable by a Holder or Beneficial Owner which is a Hawaii Taxpayer (any such amounts, "Withheld Amounts"). Lessee will provide to the affected Holder or Beneficial Owner, Lessor and the Trustee, upon request, such information as any such party shall reasonably require to substantiate the withholding of any Withheld Amounts. Lessee has consented to Lessor's assignment of its rights to receive rents hereunder pursuant to the Assignment of Lease and acknowledges that the respective rights of the Persons entitled to receive amounts calculated by reference to Class A Base Rent, Class B Base Rent and Lessor Base Rent are as set forth in the Indenture. Notwithstanding the provisions of the Indenture and the Assignment of Lease, Lessee shall insure that Lessor will receive the Lessor Base Rent by 3:00 p.m., New York City time, on each Payment Date.

          (b) During each Extended Term, if any, on each Payment Date Lessee shall pay to Lessor, by delivering not later than 3:00 p.m. New York City time (to such account or accounts at such bank or banks or to such other Person or in such other manner as Lessor shall from time to time direct in writing), a net rental (the "Renewal Rent") in an amount calculated in the manner described in Article XXI. Lessee shall insure that Lessor will receive the portion of the Renewal Rent payable solely to Lessor by 3:00 p.m., New York City time, on each Payment Date.

           (c) The Base Rent and Renewal Rent shall be due and payable on the applicable Payment Date, in lawful money of the United States and shall be made by wire transfer of immediately available funds.

           (d) Neither Lessee's inability or failure to take possession of all or any portion of the Property when delivered by Lessor, nor Lessor's inability or failure to deliver all or any portion of the Property to Lessee on or before the Rent Commencement Date, whether or not attributable to any act or omission of Lessee or any act or omission of Lessor, or for any other reason whatsoever, shall delay or otherwise affect Lessee's obligation to pay Rent commencing on the Rent Commencement Date.

           3.2 Payment of Base Rent and Renewal Rent. The Base Rent and Renewal Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount thereof, without setoff, deduction or reduction.

           3.3 Additional Charges. During the Term, in addition to any Base Rent and Renewal Rent payable under this Lease, Lessee shall pay and discharge, at the times specified in this Lease, all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease or under the other Operative Agreements to or for the benefit of Lessor, including those obligations provided for in

Section 18.1. Lessee shall also pay, before the due date thereof, the costs and expenses incurred in the performance of Lessor's obligations under (a) the following sections of the Indenture: Section 102 (Compliance Certificate and Opinions); Section 401 (Satisfaction and Discharge of Indenture); Section 503 (Collection of Indebtedness and Suits for Enforcement by Trustee)(but only to the extent Lessor is obligated to pay any further amount to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and only to the extent such obligations arise as a result of the occurrence of an Event of Default or an event of default under the Construction Management Agreement);
Section 606 (Compensation and Reimbursement); Section 907 (Recording); Section 914 (Further Instruments); Section 915 (Right of the Trustee to Prevent or Remedy Default); Section 916 (Right of the Trustee to Participate in Action Affecting Security); and Section 917 (Trustee's Expenses for Protection of Security) (unless caused by a default by Lessor of its obligations contained in any of the Operative Agreements which does not result from the default by Lessee of its obligations under any of such documents); (b) Sections 403 (unless caused by a default by Lessor of its obligations contained in any of the Operative Agreements which does not result from the default by Lessee of its obligations under any of such documents) of the Mortgage; and Section 501
of the Mortgage; and (c) Section 15 of the Assignment of Lease.   Unless
expressly provided otherwise in this Lease, in the event of any failure on the part of Lessee to pay and discharge any of such items, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such items pursuant to the terms of the Indenture or otherwise. All of the items referred to above in the first three sentences of this Section 3.3 are referred to hereinafter collectively as the "Additional Charges". Base Rent, Renewal Rent and Additional Charges all constitute rent, and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease, by statute or otherwise in the case of nonpayment of the Additional Charges as in the case of nonpayment of the Base Rent or Renewal Rent.

           3.4 Construction Management Agreement. (a) Pursuant to the terms and conditions of the Construction Management Agreement, Lessee shall cause the Improvements to be constructed in the manner more fully described therein.

           (b) Notwithstanding any covenants contained in this Lease to the contrary, all of Lessee's obligations with respect to Additional Charges, and any other costs or expenses required to be paid by Lessee pursuant to the terms of this Lease shall first be paid from the Construction Account to the extent funds in the Construction Account are available for payment of such obligation, cost or expense pursuant to Article IV of the Construction Management Agreement. Nothing contained in the preceding sentence shall be construed or interpreted to limit or impair the obligation of Lessee to pay Rent hereunder.

           3.5 Payments at the Overdue Rate. (a) Lessee shall pay to Lessor interest at the Debt Overdue Rate on any portion of Class A Base Rent and the Class B Base Rent or any portion of the Additional Charges, the Default Amount, the Residual Guarantee Amount, the Termination Amount, the Purchase Option Price or the Make-Whole Premium that is required to be paid to the Trustee and applied to the payment of principal, premium (if any) and interest due under the Notes or to the payment of any other amount due to the Trustee hereunder, under the Indenture or under any other Operative Agreement, in each case not paid when due from the due date to the date of actual payment; provided, that the Debt Overdue Rate shall not apply to an overdue payment to the extent that the application of the Debt Overdue Rate would render unenforceable the payment of Make-Whole Premium due hereunder (but only if such payment of Make-Whole Premium would otherwise exceed the payment resulting from such application of the Debt Overdue Rate).

           (b) Lessee shall pay to Lessor interest at the Lessor Overdue Rate on any portion of Lessor Base Rent or any portion of the Additional Charges, the Default Amount, the Residual Guarantee Amount, Termination Amount, the Purchase Option Price or the Lessor Make-Whole Premium that is required to be paid to the Trustee on account of the Lessor Contribution, in each case not paid when due from the due date to the date of actual payment.

           3.6 Performance on a Non-Business Day. If any payment or performance is required hereunder on a day that is not a Business Day, then such payment or performance shall be due on the next succeeding Business Day.


                                   ARTICLE IV

           4.1 General Taxes. Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property, Lessor (and any Affiliate, successor, transferee and assignee (to the extent permitted under Sections 7(a) through (f) of the Guarantee and Sections 701 and 921(b) of the Indenture)) and the Trustee (exclusively with respect to the Trustee's own Impositions, but not with respect to Impositions payable by the Holders which shall be governed exclusively by the provisions of Section 14.12 of the Participation Agreement), and hold them harmless against, all Impositions on an After Tax Basis. Lessor agrees and agrees to cause the Guarantor to use good-faith efforts (but not including increasing its liability for Taxes not indemnifiable hereunder) to minimize the amount of Taxes indemnifiable by Lessee during any taxable year; provided that this sentence shall not be construed to limit or impair any right of Lessor set forth in the Operative Agreements. Lessor further agrees, and agrees to cause the Guarantor, to comply with recommendations made by Lessee regarding techniques to minimize Taxes indemnifiable hereunder, provided that (i) Lessee agrees to make payments to (or otherwise indemnify) Lessor and the Guarantor against any cost or expense arising from instituting Lessee's recommendations and (ii) Lessor determines in its sole discretion that such recommendations will not have an adverse impact on Lessor or its Affiliates.

           4.2 Refunds. Provided that no payment or bankruptcy Default or any Event of Default has occurred and is continuing, if Lessor or the Trustee, as the case may be, obtains a refund or a reduction in a liability (but only if such reduction relates to a Tax not otherwise indemnifiable hereunder and has not been taken into account in determining the amount of a payment on an After Tax Basis) as a result of any Imposition paid or reimbursed by Lessee (in whole or in part), Lessor or the Trustee, as the case may be, shall promptly pay to Lessee the lesser of (x) the amount of such refund or reduction in liability and (y) the amount previously so paid or advanced by Lessee, in each case net of reasonable expenses not already paid or reimbursed by Lessee.

           4.3 Payments. (a) Subject to the terms of Section 13.2, Lessee shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to Lessor or the Trustee, as appropriate, and Lessee shall at its own expense, upon Lessor's reasonable request, furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payment.

           (b) In the case of Impositions for which no contest is conducted pursuant to Section 13.2 and which Lessee pays directly to the taxing authorities, Lessee shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which Lessee reimburses Lessor or the Trustee, Lessee shall do so within twenty (20) days after receipt by Lessee of demand by such Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including the computation of the amount payable), but in no event shall Lessee be required to pay such reimbursement prior to thirty (30) days before the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which a contest is conducted pursuant to Section 13.2, Lessee shall pay such Impositions or reimburse Lessor or the Trustee, as the case may be, for such Impositions, to the extent not previously paid or reimbursed pursuant to Section 4.1, prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 13.2.

           (c) Impositions imposed with respect to the Property for a billing period during which this Lease expires or terminates (unless Lessee has exercised the Renewal Option or the Purchase Option) shall be adjusted and prorated on a daily basis between Lessee and Lessor, whether or not such Imposition is imposed before or after such expiration or termination and each party shall pay or reimburse the other for each party's pro rata share thereof.

           (d) At Lessee's request, the amount of any indemnification payment by Lessee pursuant to Section 4.1 shall be verified and certified by an independent public accounting firm mutually acceptable to Lessee, Lessor or the Trustee, as the case may be. The fees and expenses of such independent public accounting firm shall be paid by Lessee unless such verification shall result in an adjustment in Lessee's favor of 5% or more of the payment as computed by the indemnitee, in which case such fee shall be paid by the indemnitee.

           4.4 Reports and Returns. (a) Lessor shall only file any reports and tax returns required in Hawaii to the extent required by, and in a manner consistent with, the opinion rendered on the Closing Date of Lessor's special Hawaii tax counsel (the "Closing Tax Opinion"). Lessor may seek a new opinion from Carlsmith Ball Wichman Murray Case Mukai & Ichiki or other Hawaii tax counsel selected by Lessor and reasonably acceptable to Lessee ("Lessor's Hawaii Tax Counsel"), if Lessor believes, in its reasonable opinion, that as a result of (i) a change in law (including any administrative or judicial pronouncement), (ii) the institution or increase of activities in Hawaii by Lessor or any Affiliate thereof, (iii) the registration by Lessor as a foreign corporation in the State of Hawaii (to the extent permitted by Section 14.8(a) of the Participation Agreement), (iv) the Trustee's failure to comply with its representation and covenant set forth in Sections 7.5(h) and 14.8(b) of the Participation Agreement, (v) Lessor's knowledge that Lessee is claiming rent deductions for Hawaii income tax purposes in respect of amounts paid by Lessee under this Lease (in a manner inconsistent with the intention of the parties as set forth in Section 7.1) or (vi) an audit of Lessor which results in the payment of any Hawaii tax by Lessor, the validity or applicability of the Closing Tax Opinion (or any subsequent opinion then in effect pursuant to this Section 4.4) would be affected. Lessor's Hawaii Tax Counsel shall be requested to opine that any reports and tax returns required to be filed in Hawaii should be filed to the extent required by, and in a manner consistent with, the positions expressed in the Closing Tax Opinion (or any subsequent opinion then in effect pursuant to this Section 4.4) unless there is no Reasonable Basis to assert such positions. Prior to rendering an opinion that is inconsistent with the Closing Tax Opinion (or any subsequent opinion then in effect pursuant to this Section 4.4), Lessor's Hawaii Tax Counsel shall consult with a law firm designated by Lessee as to whether any changes to the filing of such reports or tax returns is warranted. If Lessor's Hawaii Tax Counsel cannot render an opinion that is consistent with the Closing Tax Opinion (or any subsequent opinion then in effect pursuant to this Section 4.4), Lessor shall so notify Lessee and Lessee may request, within 30 days of such notice, that an opinion be rendered by Cades Schutte Fleming & Wright or other Hawaii tax counsel selected by Lessee and reasonably acceptable to Lessor ("Lessee's Hawaii Tax Counsel"). Lessor agrees to fully cooperate (subject to receipt of appropriate confidentiality undertakings by such counsel) with Lessee's Hawaii Tax Counsel in order that Lessee's Hawaii Tax Counsel will be able to deliver such opinion. If Lessee requests that Lessee's Hawaii Tax Counsel render an opinion, no opinion shall be rendered by Lessor's Hawaii Tax Counsel. If Lessee does not request that Lessee's Hawaii Tax Counsel render an opinion, then Lessor's Hawaii Tax Counsel shall render an opinion. After completion of the procedure described in this Section 4.4(a), Lessor shall only file any and all reports and tax returns to the extent required by, and in the manner consistent with, such new opinion, whether issued by Lessor's Hawaii Tax Counsel or Lessee's Hawaii Tax Counsel. Lessee shall bear all reasonable costs and expenses in connection with the issuing of any such opinions.

           (b) Lessee shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of the Property. In case any other report or tax return shall be required to be made with respect to any obligations of Lessee under or arising out of Section 4.1 and of which Lessee has knowledge or should have knowledge, Lessee, at its sole cost and expense, shall notify Lessor and/or the Trustee, as appropriate, of such requirement and (except if Lessor or the Trustee, as the case may be, notifies Lessee that such Person intends to file such report or return) (a) to the extent required or permitted by and consistent with applicable laws and regulations, make and file in its own name such return, statement or report; and (b) in the case of any other such return, statement or report required to be made in the name of Lessor or the Trustee, advise Lessor or the Trustee of such fact and prepare such return, statement or report for filing by Lessor or the Trustee or, where such return, statement or report shall be required to reflect items in addition to any obligations of Lessee under or arising out of
Section 4.1, provide Lessor or the Trustee at Lessee's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of Lessee under or arising out of Section 4.1. Lessor and the Trustee shall, upon Lessee's request and at Lessee's expense, provide any data maintained by Lessor or the Trustee (and not otherwise within the control of Lessee) with respect to the Property which Lessee may reasonably require to prepare any required tax returns or reports.

           4.5 Utility Charges. Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Property during the Term. Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by Lessee and the amount of any credit or refund received by Lessor on account of any utility charges paid by Lessee, net of the costs and expenses incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for utilities imposed with respect to the Property for a billing period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between Lessor and Lessee, and each party shall pay or reimburse the other for each party's pro rata share thereof.

           4.6 Income Inclusions. If as a result of the payment or reimbursement by Lessee of any expenses of Lessor or the payment of any Closing Expenses incurred in connection with the transactions contemplated by the Operative Agreements or as a result of earnings generated on amounts on deposit in the Construction Account, Lessor or any of its Affiliates shall suffer a net increase in any federal, state or local income tax liability, Lessee shall indemnify Lessor (without duplication of any indemnification required by Section 4.1) on an After Tax Basis for the amount of such increase. The calculation of any such net increase shall take into account any current or future tax savings realized or reasonably expected to be realized by Lessor or such Affiliate in respect thereof, as well as any interest, penalties and additions to tax payable by Lessor or such Affiliate in respect thereof.

           4.7 Withholding Taxes. As between Lessee and Lessor, Lessee shall be responsible for, and Lessee shall indemnify and hold harmless Lessor (without duplication of any indemnification required by Section 4.1) on an After Tax Basis against, any obligation for United States withholding taxes imposed in respect of the interest payable on the Notes to the extent, but only to the extent, Lessor has actually paid funds to a taxing authority with respect to such withholding taxes (and, if Lessor receives a demand for such payment from any taxing authority, Lessee shall discharge such demand on behalf of Lessor).


                                   ARTICLE V

           5.1 Quiet Enjoyment. Subject to the rights of Lessor contained in Sections 17.2 and 17.3, Lessee shall peaceably and quietly have, hold and enjoy the Property for the Term, subject to the terms of this Lease, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor (other than Lessee) with respect to any matters arising from and after the date hereof. Without the prior written consent of Lessee (such consent not to be unreasonably withheld), Lessor shall not create or consent to any Lien, encumbrance, defect, attachment, title retention agreement or claim upon the Property (other than the Permitted Exceptions) or any Modifications and

Lessor shall not take any affirmative act constituting an Environmental Violation. No failure by Lessor to comply with any of the foregoing covenants shall give Lessee any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder, but such failure shall give rise to a separate claim by Lessee which it may assert in any legal proceeding; provided, however, the sole recourse against such claim shall be exclusively to the Lessor Base Rent or such portions of the Renewal Rent as are not required to be applied to the payment of principal and interest due under the Notes, as applicable.


                                   ARTICLE VI

           6.1 Net Lease. Subject to the terms of Section 7.1 (without limiting the obligations of Lessee under this Section 6.1 or Section 6.2), it is the intention of the parties that this Lease shall be treated as a triple net lease. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any damage to or destruction of the Property or any part thereof; (ii) any taking of the Property or any part thereof or interest therein by Condemnation or otherwise; (iii) any prohibition, limitation, restriction or prevention of Lessee's use, occupancy or enjoyment of the Property or any part thereof, or any interference with such use, occupancy or enjoyment by any Person or for any other reason; (iv) any title defect or encumbrance or any matter affecting title to the Property; (v) any eviction by paramount title or otherwise; (vi) any default by Lessor hereunder; (vii) any delayed delivery of the Property; (viii) any action for bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding relating to or affecting Lessor; (ix) the impossibility or illegality of performance by Lessor, Lessee or both; (x) any action of any Governmental Authority; (xi) Lessee's acquisition of ownership of all or part of the Property; (xii) any breach of warranty or misrepresentation; (xiii) any defect in the condition, quality or fitness for use of the Property or any part thereof; or (xiv) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of Lessor hereunder and shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

           6.2 No Termination or Abatement. Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Lessor, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of Lessor or by any court with respect to Lessor. Lessee hereby waives all right (i) to terminate or surrender this Lease or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Lessee shall remain obligated under this Lease in accordance with its terms and Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.

           6.3 Right of Offset Against Lessor Base Rent. Notwithstanding anything to the contrary contained in this Lease, in the event that Lessee shall have paid any amounts for the purpose of (a) discharging any Lien on the Property or (b) preventing any Lien on the Property from attaching, in each case only to the extent caused solely by a breach by Lessor of its obligations under an Operative Agreement (but only if Lessee has given Lessor notice of such Lien and Lessor has had a reasonable opportunity to discharge the Lien or prevent if from attaching), then Lessee shall have the right to offset against amounts owed to Lessor solely on account of Lessor Base Rent, or such portions of the Renewal Rent as are not required to be applied to the payment of principal and interest due under the Notes, in an amount sufficient to reimburse Lessee for such payments plus interest on such amount at the Lessor Overdue Rate to the date of actual payment, but in no event shall the Base Rent paid on any Payment Date be less than the sum of the Class A Base Rent and the Class B Base Rent. Further, notwithstanding anything to the contrary contained in this Lease, in the event that Lessee shall have obtained a judgment against Lessor in any court of competent jurisdiction and such judgment remains unsatisfied for a period of thirty (30) days, then Lessee shall have the right to offset against amounts owed to Lessor solely on account of Lessor Base Rent, or such portions of the Renewal Rent as are not required to be applied to the payment of principal and interest due under the Notes, in an amount sufficient to pay such judgment plus interest on such amount at the Lessor Overdue Rate to the date of actual payment, but in no event shall the Base Rent paid on any Payment Date be less than the sum of the Class A Base Rent and the Class B Base Rent.

                                   ARTICLE VII

           7.1  Ownership of the Property. (a)  Lessor and Lessee intend that
(i) for financial accounting and regulatory accounting purposes only, (A) this Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, (B) Lessor will be treated as the owner and lessor of the Property and (C) Lessee will be treated as the lessee of the Property, (ii) for federal income tax purposes (A) this Lease will be treated as a financing arrangement, (B) Lessor will be treated as a subordinated lender making a loan to Lessee in an amount equal to the Lessor Contribution, which loan is secured by the Property and (C) Lessee will be treated as the owner of the Property and will be entitled to all tax benefits ordinarily available to an owner of property like the Property for such tax purposes, and (iii) for all other purposes, (A) this Lease will be treated as a financing arrangement, (B) Lessor will be treated as a lender making loans to Lessee in amounts equal to the principal amount of the Class A Notes, the principal amount of the Class B Notes and the Lessor Contribution, which loans are secured by the Property, and (C) Lessee will be treated as the owner of the Property.

           (b) Lessor and Lessee further intend and agree that, for the purpose of securing Lessee's obligations for the repayment of the above-described loans, (i) this Lease shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect in New York and Hawaii and a real property mortgage within the meaning of Section 506-1(a) of the Hawaii Revised Statutes, as amended, and also a security agreement and financing statement within the meaning of the Hawaii Uniform Commercial Code and for purposes of all applicable laws of the State of Hawaii; (ii) the conveyance provided for in Article I shall be deemed to be a grant by Lessee to Lessor of a mortgage lien and security interest in all of Lessee's right, title and interest in and to the Property and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property; (iii) the possession by Lessor or its agent of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code as in effect in New York and Hawaii; and (iv) notifications to Persons holding such property, and acknowledgements, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such security interest under applicable law. Lessor and Lessee shall, to the extent consistent with this Lease, take such actions as may be necessary to ensure that, if this Lease were deemed to create a security interest in the Property in accordance with this Section, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the Term.

           (c) Lessor and Lessee further intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee or Lessor, the transactions evidenced by this Lease shall be regarded as loans made by an unrelated third party lender to Lessee.

                                   ARTICLE VIII

           8.1 Condition of the Property. LESSEE IS RENTING THE PROPERTY AS IS WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LESSOR AND SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW AND (D) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE HEREOF. NEITHER LESSOR NOR THE TRUSTEE NOR ANY HOLDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND NEITHER LESSOR NOR THE TRUSTEE NOR ANY HOLDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT.

           8.2 Possession and Use of the Property. The Property shall be used in a manner consistent with the Construction Management Agreement and, after the Final Substantial Completion Date, as a Class A Office Building including, without limitation, retail and commercial uses consistent with other Class A Office Buildings of similar design, construction and quality (including a parking garage and related automobile servicing); provided that such retail and commercial uses do not increase the liability, directly or indirectly, of Lessor or adversely affect the value of the Property. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Property as contemplated by this Lease and the Construction Management Agreement, including, without limitation, all charges and costs in connection with providing the Property with security, maintenance, cleaning and parking garage services. Subject to Lessee's right to make Modifications to the Property in accordance with Article XI, Lessee shall not commit or permit any waste of the Property or any part thereof.

                                   ARTICLE IX

           9.1 Compliance with Legal Requirements and Insurance Requirements. Subject to the terms of Article XIII relating to permitted contests, Lessee, at its sole cost and expense, shall (a) comply with all Legal Requirements (including all Environmental Laws) and Insurance Requirements relating to the Property, including the use, construction, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Property, and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Property and for the use, operation, maintenance, repair and restoration of the Improvements.


                                   ARTICLE X

           10.1 Maintenance and Repair; Return. (a) Lessee, at its sole cost and expense, shall maintain the Property and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Legal Requirements and Insurance Requirements and on a basis consistent with the operation and maintenance of Class A Office Buildings comparable in type and location to the Property subject, however, to the provisions of Article XV with respect to Condemnation and Casualty.

           (b) Lessor shall under no circumstances be required to build any improvements on the Property, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Lease or maintain the Property in any way, except in accordance with and to the extent provided in the Leased Improvements Construction Agreement. Lessor shall not be required to maintain, repair or rebuild all or any part of the Property, and Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of the Property, or (ii) make repairs at the expense of Lessor pursuant to the Ground Lease, any Legal Requirement, contract, agreement, covenants, condition or restriction at any time in effect.

           (c) Lessee shall, upon the expiration or earlier termination of this Lease with respect to the Property, vacate and surrender the Property to Lessor in its then-current, "AS IS" condition, subject to Lessee's obligations under Sections 9.1, 10.1(a), 10.2, 11.1 and 12.1.

           10.2 Environmental Inspection. Upon surrender of possession of the Property, or not more than 120 days nor less than 30 days prior to the Expiration Date, Lessee shall, at its sole cost and expense, provide to Lessor a report by an environmental consultant selected by Lessee and satisfactory to Lessor certifying that Hazardous Substances have not at any time been generated, used, treated or stored on, transported to or from, Released at, on or from or deposited at or on the Property, and no portion of the Property has been used for such purposes other than (i) as necessary to use, operate, maintain, repair and restore the Property in accordance with this Lease and
(ii) in full compliance with all Environmental Laws. If such is not the case, the report shall set forth a remedial response plan relating to the Property (which remedial response plan, if required by any Environmental Law or Governmental Authority, shall be approved by the appropriate Governmental Authority). Such remedial response plan shall include, but shall not be limited to, plans for full response, remediation, removal, or other corrective action, and the protection, or mitigative action associated with the protection, of natural resources including wildlife, aquatic species, and vegetation associated with the Property, as required by all applicable Environmental Laws. If such report includes a remedial response plan, Lessee shall promptly deposit funds in escrow sufficient to ensure the full execution of such plan.


                                   ARTICLE XI

           11.1 Modifications, Substitutions and Replacements. (a) So long as no Event of Default has occurred and is continuing, Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to the Property or any part thereof and substitutions and replacements therefor (collectively, "Modifications"); provided, that: (i) except for any Modification required to be made pursuant to a Legal Requirement or an Insurance Requirement, no Modification shall cause a reduction in the value of the Property from that which existed immediately prior to such Modification and Lessee shall deliver an Officer's Certificate to such effect; (ii) the Modification shall be done expeditiously and in a good and workmanlike manner, using materials appropriate for a Class A Office Building; (iii) Lessee shall comply with all Legal Requirements (including all Environmental Laws) and Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy, and the structural integrity of the Property shall not be adversely affected; (iv) to the extent required by Section 14.2(b), Lessee shall maintain builders' risk insurance at all times when a Modification is in progress; (v) subject to the terms of Article XIII relating to permitted contests, Lessee shall pay all costs and expenses and discharge any Liens arising with respect to the Modification; (vi) such

Modifications shall not change the primary character of the Property as a Class A Office Building; and (vii) no Improvements shall be demolished (except improvements made by subtenants pursuant to the terms of their subleases and the demolition contemplated by the Demolition Contract and the Construction Management Agreement), unless Lessee shall have first provided Lessor and the Trustee with appropriate financial and other assurances as to the rebuilding of such Improvements. All Modifications shall remain part of the realty and shall be subject to this Lease, and any such Modifications shall be subject to the Lien of the Mortgage. So long as no Event of Default has occurred and is continuing, Lessee may place upon the Property any inventory, trade fixtures, machinery, equipment or other property belonging to Lessee or third parties and may remove the same at any time during the term of this Lease, subject, however, to the terms of Section 10.1(a); provided that such inventory, trade fixtures, machinery, equipment or other property do not cause a reduction in the value of the Property.

           (b) Following the Final Substantial Completion Date, and other than with respect to work performed under Project Contracts (subject to the provisions of the Construction Management Agreement), Lessee shall notify Lessor and the Trustee of the undertaking of any construction, repairs or alterations to the Property the cost of which is anticipated to exceed FIVE MILLION DOLLARS ($5,000,000) without regard to tenant installation and related costs. Prior to undertaking any such construction, repairs or alterations, Lessee shall deliver to Lessor and the Trustee (i) a brief narrative of the work to be done and a copy of the plans and specifications relating to such work; (ii) a letter from a member of the Appraisal Institute, having at least five years' experience in the downtown Honolulu commercial office market, stating (without regard to the value of the underlying leases and subleases affecting the Property) that such work when completed will not impair the value of the Property; and (iii) an Officer's Certificate stating that such work when completed will not impair the value of the Property. Lessor, by itself or its agents, shall have the right, but not the obligation, from time to time to inspect such construction to ensure that the same is completed consistent with such approved plans and specifications.

           (c) The demolition and construction provided for in the Construction Management Agreement and the Project Contracts are acknowledged by Lessor and the Trustee to be consistent with and in compliance with the terms and provisions of this Article XI.

                                   ARTICLE XII

           12.1 Warranty of Title. (a) Lessee agrees that except as otherwise provided herein and subject to the terms of Article XIII relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon the Property or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by the Trustee pursuant to the Indenture (such matters, excepting those referred to in clauses (i) through (v) below, being collectively referred to as "Title Defects"), other than:

           (i) Permitted Exceptions (other than clause (c) thereof, which shall be governed by clauses (ii), (iii) and (iv) of this Section 12.1(a));

            (ii) such encumbrances as are created by Lessor (as opposed to any Affiliate of Lessor) without the consent of Lessee, except for Liens with respect to Impositions and except for any Liens arising from nonpayment of any taxes or impositions that do not constitute Impositions pursuant to clauses (ii) through (xiv) of the last sentence of the definition of "Impositions" in Section 2.1;

           (iii) Liens for Impositions or for sums resulting from noncompliance with Legal Requirements which are not yet due and payable or are due and payable subsequently without the addition of any fine or penalty;

            (iv) Liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that, subject to Lessee's right otherwise to proceed in accordance with Article XIII relating to permitted contests, such Liens shall be discharged, by bonding or otherwise, within thirty (30) days after receipt of notice that the same have attached to the Property; and

           (v) subleases with respect to the Property permitted by the terms of Article XXVI.

Lessee shall notify Lessor in the event it receives actual knowledge that a Title Defect has occurred with respect to the Property.

           (b) Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT LESSOR IS NOT

AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PROPERTY.

           (c) Notwithstanding anything to the contrary in this Lease, Lessee may in the name of Lessor and at Lessee's sole cost and expense enforce any rights Lessor may have with respect to any Title Defects.

           12.2 Grants and Releases of Easements. Provided that no Default of the type described in Section 17.1(e) or Section 17.1(f) shall have occurred and be continuing and subject to the provisions of Articles VIII, IX, X and XI hereof, Lessor hereby consents in each instance to the following actions by Lessee, in the name and stead of Lessor, but at Lessee's sole cost and expense:
(a) the granting (prior to the lien of the Mortgage) of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of the Property as herein provided, whether or not such grants are reciprocal to Lessee; (b) the release (free and clear of the lien of the Mortgage) of existing easements or other rights in the nature of easements which are for the benefit of the Property; (c) the dedication or transfer (prior to the lien of the Mortgage) of unimproved portions of the Property for road, highway or other public purposes; (d) the execution of petitions to have the Property annexed to any municipal corporation or utility district; and (e) the execution of amendments to any covenants and restrictions affecting the Property; provided, however, in each case Lessee shall have delivered to Lessor an Officer's Certificate stating that (i) such grant, release, dedication or transfer does not materially impair the use of the Property or materially reduce its value,
(ii) such grant, release, dedication or transfer is reasonably necessary in connection with the use, maintenance, alteration or improvement of the Property, (iii) Lessee shall remain obligated under this Lease and under any instrument executed by Lessee consenting to the assignment of Lessor's interest in this Lease as security for indebtedness, including the Consent to Assignment, in each such case in accordance with their terms, as though such grant, release, dedication or transfer, had not been effected and (iv) Lessee shall pay and perform any obligations of Lessor under such grant, release, dedication or transfer. Without limiting the effectiveness of the foregoing, provided that no Default of the type described in Section 17.1(e) or Section 17.1(f) shall have occurred and be continuing, Lessor shall, upon the request of Lessee, and at Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication or transfer to any Person permitted under this Section 12.2.

                                   ARTICLE XIII

           13.1 Permitted Contests Other than in Respect of Impositions. Except to the extent otherwise provided for in Article XXV, Lessee, on its own or on Lessor's behalf but at Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Legal Requirement, Insurance Requirement, or utility charges payable pursuant to Section 4.5 or any Lien, attachment, levy, encumbrance or encroachment, including those of the type described in Article XII, in any case other than in respect of Impositions, and Lessor agrees not to pay, settle or otherwise compromise any such item, provided that (a) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against the Property, Lessor, the Trustee and the Holders; (b) there shall be no risk of the imposition of a material Lien (other than Permitted Exceptions) on the Property and no part of the Property nor any Rent would be in any danger of being sold, forfeited, lost or deferred;
(c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or material civil liability on Lessor, the Trustee or any Holder for failure to comply therewith; and (d) in the event that, at any time, (i)(x) prior to the Final Substantial Completion Date, any such contest shall involve a sum of money that is then due and payable or a potential loss (which shall include, for purposes of this Section 13.1, any potential fines or similar charges for failure to comply with a Legal Requirement) in excess of the sum of TEN MILLION DOLLARS ($10,000,000) plus any security theretofore provided to and then held by Lessor pursuant to this
Article XIII, or all of such contests at any one time pending shall involve a sum of money that is then due and payable or a potential loss in excess of the sum of FIFTEEN MILLION DOLLARS ($15,000,000) plus any security theretofore provided to and then held by Lessor pursuant to this Article XIII, or (y) on or after the Final Substantial Completion Date, all such contests at any one time pending shall involve a sum of money that is then due and payable or a potential loss (which shall include, for purposes of this Section 13.1, any potential fines or similar charges for failure to comply with a Legal Requirement) in excess of the sum of TEN MILLION DOLLARS ($10,000,000) plus any security theretofore provided to and then held by Lessor pursuant to this
Article XIII; or (ii) there shall be a material risk of extending the application of such item beyond the end of the then current Primary Term or Extended Term, as the case may be, then Lessee shall (A) deliver to Lessor an Officer's Certificate certifying as to the matters set forth in clauses (a),
(b) and (c) of this Section 13.1, and (B) provide such security as may be reasonably requested by Lessor to ensure the ultimate payment of the contest in question and prevent any sale or forfeiture of the affected Property. Lessor, at Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such contest and, if reasonably requested by Lessee, shall join as a party therein at Lessee's sole cost and expense.

           13.2 Contests of Impositions. (a) If a written claim is made against any party entitled to indemnification by Lessee under Section 4.1, 4.6 or 4.7 or Section 14.11 of the Participation Agreement (each such party, an "Impositions Indemnitee") or if any proceeding shall be commenced against any such Impositions Indemnitee (including a written notice of such proceeding), for any Impositions, such Impositions Indemnitee shall promptly notify Lessee in writing and shall not take any action with respect to such claim or proceeding without the consent of Lessee for thirty (30) days after the receipt of such notice by Lessee; provided, however, that, in the case of any such claim or proceeding, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Impositions Indemnitee shall, in such notice to Lessee, so inform Lessee, and no action shall be taken with respect to such claim or proceeding without the consent of Lessee before the end of such shorter period; provided, further, that the failure of such Impositions Indemnitee to give the notices referred to in this sentence shall not diminish Lessee's obligation hereunder except to the extent such failure precludes Lessee from contesting all or part of such claim.

           (b) If, within thirty (30) days of receipt of such notice from the Impositions Indemnitee (or such shorter period as the Impositions Indemnitee has notified Lessee is required by law or regulation for the Impositions Indemnitee to commence such contest), Lessee shall request in writing that such Impositions Indemnitee contest such Imposition, the Impositions Indemnitee shall, at the expense of Lessee, in good faith conduct and control such contest (including, without limitation, by pursuit of appeals) relating to the validity, applicability or amount of such Impositions (provided, however, that (x) if such contest can be pursued independently from any other proceeding involving a tax liability of such Impositions Indemnitee, the Impositions Indemnitee, at Lessee's request, shall allow Lessee to conduct and control such contest and (y) in the case of any contest, the Impositions Indemnitee may request Lessee to conduct and control such contest) by, in the sole discretion of the Person conducting and controlling such contest, (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by Lessee from time to time.

           (c) The party controlling any contest shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of such contest; provided that all decisions ultimately shall be made in the sole discretion of the controlling party. The parties agree that an Impositions Indemnitee may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Impositions Indemnitee shall waive its rights to any indemnity from Lessee that otherwise would be payable in respect of such claim (and any future claim by any taxing authority with respect to other taxable periods that are based, in whole or in part, upon the resolution of such claim) and shall pay to Lessee any amount previously paid or advanced by Lessee pursuant to this Section 13.2 or Section 4.1, 4.6 or 4.7 by way of indemnification or advance for the payment of an Imposition.

           (d) Notwithstanding the foregoing provisions of this Section 13.2, an Impositions Indemnitee shall not be required to take any action and Lessee shall not be permitted to contest any Impositions in its own name or that of the Impositions Indemnitee unless (i) Lessee shall have agreed to pay and shall pay to such Impositions Indemnitee on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Impositions Indemnitee actually incurs in connection with contesting such Impositions, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements, (ii) in the case of a claim that must be pursued in the name of an Impositions Indemnitee (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Impositions Indemnitee for which Lessee may be liable to pay an indemnity under this Section 13.2 or Section 4.1, 4.6 or 4.7) exceeds $50,000, (iii) the Impositions Indemnitee shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (iv) if such contest shall involve the payment of the Imposition prior to the contest, Lessee shall provide to the Impositions Indemnitee an interest-free advance in an amount equal to the Imposition that the Impositions Indemnitee is required to pay (with no additional net after-tax cost to such Impositions Indemnitee),
(v) in the case of a claim that must be pursued in the name of an Impositions Indemnitee (or an Affiliate thereof), Lessee shall have provided to such Impositions Indemnitee an opinion of independent tax counsel selected by the Impositions Indemnitee and reasonably satisfactory to Lessee stating that a reasonable basis exists to contest such claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that there is substantial authority for the position asserted in such appeal) and (vi) no Event of Default hereunder shall have occurred and be continuing. In no event shall an Impositions Indemnitee be required to appeal an adverse judicial determination to the United States Supreme

Court. In addition, an Impositions Indemnitee shall not be required to contest any claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 13.2, unless there shall have been a change in law (or interpretation thereof) and the Impositions Indemnitee shall have received, at Lessee's expense, an opinion of independent tax counsel selected by the Impositions Indemnitee and reasonably acceptable to Lessee stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Impositions Indemnitee will prevail in such contest.


                                   ARTICLE XIV

           14.1 Public Liability and Workers' Compensation Insurance. During the Preliminary Term, the Primary Term and any Extended Term, Lessee shall procure and carry, at Lessee's sole cost and expense, commercial general liability insurance for claims for injuries or death sustained by persons or damage to property while on the Property and such other public liability coverages as are ordinarily procured by Persons who own or operate similar Class A Office Buildings; provided, however, Lessor shall have the right from time to time to require such higher limits as may be reasonable and customary for properties of the type comparable to the Property. The commercial general liability insurance policy shall include coverage for premises and operations, independent contractors, products and completed operations, blanket contractual liability, personal and advertising injury, liquor liability (but only during the Primary Term and any Extended Term), employees as additional insureds and severability of interest. The combined single limit of liability for bodily injury and property damage shall be at least $1,000,000 per occurrence, $2,000,000 general aggregate and $2,000,000 products -- completed operations aggregate. The limit for personal injury shall be at least $1,000,000 per person/organization subject to $2,000,000 general aggregate with umbrella (excess liability) coverage of $50,000,000. The policy shall either exclusively cover the Property or be endorsed to state that the general aggregate of the primary policy applies exclusively to the Property. The policy shall be endorsed to name Lessor, the Trustee and the Ground Lessors as additional insureds. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which Lessor, the Trustee or the Ground Lessors may have in force. The insurance required to be obtained pursuant to this Section may have a deductible or self-insured retention provided that such deductible or self-insured retention shall not exceed $2,000,000, if (i) during the Primary Term, the rating of the Class A Notes from S&P or Moody's is lower than "A" or "A1", respectively, and

(ii) during any Extended Term, Lessee's certificate of deposit rating from S&P or Moody's is lower than "A-1" or "P-1", respectively. Lessee shall, in the operation of the Property, comply with the applicable workers' compensation laws and protect Lessor against any liability under such laws.

           14.2 Hazard and Other Insurance. (a) During the Primary Term or any Extended Term, Lessee shall keep, or cause to keep, the Improvements, Fixtures and boiler and machinery, and personal property on the Property owned by Lessee, continuously insured against loss or damage by fire and all other risks covered by an I.S.O., standard "broad" causes of loss form as filed with the Hawaii Insurance Commissioner or equivalent coverage (however, Lessee will not be required to maintain insurance covering the perils of wind if at any time such coverage is not maintained with respect to similar properties or is prohibitively expensive) in amounts equal to actual replacement cost (but in no event less than the outstanding principal balance of the Class B Notes, if such amount is greater than actual replacement cost) so long as the rating of the Class A Notes from S&P or Moody's is "A" or "A1" or higher, respectively, and otherwise in an amount at least equal to the Termination Amount (if such amount is greater than actual replacement cost and is commercially obtainable), but in either case, in no event less than the amount customarily maintained for properties similar to the Property. The insurance coverage required to be obtained pursuant to the immediately preceding sentence may have a deductible or self-insured retention, provided that (i) such deductible or self-insured retention shall not exceed $2,000,000 and, in the case of windstorm coverage, may exceed $2,000,000 but shall not exceed 5% of total insured values, if (x) during the Primary Term, the rating of the Class A Notes from S&P or Moody's is lower than "A" or "A1", respectively, or (y) during any Extended Term, Lessee's certificate of deposit rating from S&P or Moody's is lower than "A-1" or "P-1", respectively, and (ii) such deductible or retention shall not result in the limitation of coverage by reason of any co-insurance clause or rule applicable with respect to such coverage. Such policies shall contain an "agreed amount" endorsement and shall not contain any "causation" exclusion which would have the effect of deleting the coverage for fire damage. So long as no Event of Default exists, any loss payable under the insurance policy required by this Section will be paid to and adjusted solely by Lessee; provided, however, that any loss, the estimated cost of restoration of which is in excess of FIVE MILLION DOLLARS ($5,000,000), shall be subject to the final approval of Lessor, and the proceeds of insurance on account of such a loss shall be delivered to Escrowee for deposit and shall be disbursed in accordance with Article XV. If, notwithstanding such provision, any such insurance proceeds are paid to Lessor, the Trustee or Lessee rather than to Escrowee, Lessor, the Trustee and Lessee, as the case may be, hereby agree to transfer any such payment to Escrowee.

           (b) During the Primary Term or any Extended Term and during any period in which Modifications costing in excess of FIVE MILLION DOLLARS ($5,000,000) at the Property are being undertaken, Lessee shall obtain or cause the contractor performing such Modifications to obtain builder's risk, general liability, worker's compensation and automobile liability insurance with respect to the Improvements. Further, Lessee shall cause the contractor which is performing such Modifications to procure and maintain at all times a performance and payment bond issued by an appropriate surety company, in light of customary local standards, guaranteeing the faithful performance and payment of the obligations arising under the contract relating to such Modifications or the payment of an amount equal to the contract sum; provided if during the Primary Term and any Extended Term Modifications costing in excess of TWENTY MILLION DOLLARS ($20,000,000) at the Property are being undertaken, such performance and payment bond shall be issued by a surety company meeting the requirements of Section 2.4(c) of the Construction Management Agreement.

           (c) If at any time during the Term the area in which the Property is located is designated a "flood-prone" area pursuant to the Flood Disaster Protection Act of 1973, or any amendments or supplements thereto, then Lessee shall comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973. In addition, Lessee will fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Legal Requirement, concerning flood insurance to the extent that it may apply to the Property.

           (d) During the Primary Term or any Extended Term, Lessee shall obtain and maintain for the Property a Difference-in- Conditions policy which includes at a minimum the perils of collapse, earthquake, volcanic activity and flood (unless in each case such coverage is at any time generally not maintained with respect to similar properties or is prohibitively expensive). The policy may be written on a loss limit basis and shall be for an amount not less than TWENTY-FIVE MILLION DOLLARS ($25,000,000) which amount shall be determined in accordance with periodic maximum probable loss studies.

           (e) During the Primary Term or any Extended Term, Lessee shall maintain such other insurance on or in connection with the Property as Lessor may reasonably require, which at the time is commonly obtained in connection with properties similar to the Property.

           14.3 Coverage. (a) All of the insurance coverages described in Sections 14.1 and 14.2 shall be with insurance companies that may lawfully conduct an insurance business in the State of Hawaii and that have a "Best's" rating of not less than

A-/X. If the Best's rating system is changed or terminated, the above stated rating of A-/X shall be adjusted to a comparable rating, as established by an Officer's Certificate of Lessee. Further, in the event that the rating of the Notes from S&P or Moody's is at any time less than "BBB" or "Baa2", respectively, then Lessee will be required to either (i) maintain the property insurance covering the Property with an insurer which has, or whose parent corporation has, a "claims paying ability" rating from S&P and Moody's of at least "BBB" and "Baa2", respectively, or (ii) provide additional credit support for the obligations of the insurer which provides the property insurance for the Property in order to ensure that such obligations are equivalent to the obligations of an entity whose "claims paying ability" ratings from S&P and Moody's are at least "BBB" and "Baa2", respectively.

           (b) Lessee shall furnish Lessor with certificates showing the insurance required under Sections 14.1 and 14.2 to be in effect and naming Lessor and each of the Ground Lessors as additional insureds and showing the mortgagee endorsement required by Section 14.3(d). All such insurance shall be at the cost and expense of Lessee. Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to Lessor and the Trustee in the event of cancellation of such insurance. If an Event of Default has occurred and is continuing and Lessor so requests, Lessee shall deliver to Lessor copies of all insurance policies required by Sections 14.1 and 14.2.

           (c) Lessee agrees that the insurance policy or policies required by Sections 14.2(a), 14.2(c), 14.2(d) and, with respect to property insurance,
Section 14.2(b), shall include an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy. Lessee hereby waives any and all such rights against the Ground Lessors, Lessor and the Trustee to the extent of payments made under such policies.

           (d) All insurance policies required by Section 14.2 shall include a "New York" or standard form mortgagee endorsement in favor of the Trustee.

           (e) Neither Lessor nor Lessee shall carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Article XIV except that Lessee and Lessor may carry separate liability insurance so long as (i) Lessee's insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee's policy and (ii) each such insurance policy will not cause Lessee's insurance required under this Article XIV to be subject to a co-insurance exception of any kind.

          (f) Lessee shall pay as they become due all premiums for the insurance required by Section 14.1 and Section 14.2, shall renew or replace each policy prior to the expiration date thereof and shall promptly deliver to Lessor and the Trustee certificates for renewal and replacement policies.

          (g) Anything in this Section 14.3 to the contrary notwithstanding, any insurance which Lessee is required to obtain pursuant to Sections 14.1 and
14.2 may be carried under "blanket" and umbrella policies governing other properties and liabilities of Lessee, provided that if during any year there are claims under any umbrella policy covering the Property in an aggregate amount of $25,000,000 or more, Lessee will reinstate the coverage under such umbrella policy for the remainder of the year to the amount of $50,000,000.

          (h) So long as the insurance required by Section 14.2 is carried under a "blanket" insurance policy, Lessee shall provide Lessor annually with an Officer's Certificate containing an estimate of the replacement cost and insurable value of the Improvements, Fixtures, the personal property on the Property owned by Lessee and all other property covered by such "blanket" insurance policy. Should Lessee elect to cover the Improvements under a specific policy rather than a "blanket" policy, it shall have the amount of the replacement cost of the property covered by such specific policy determined at least once every three years by an independent qualified appraiser or such other person reasonably satisfactory to Lessor, and shall deliver to Lessor and the Trustee such determination promptly upon receipt.

          (i) LESSEE IS HEREBY NOTIFIED THAT LESSEE MAY ACQUIRE INSURANCE RELATED TO THIS LEASE FROM AN INSURER OR AGENT OF ITS CHOICE, SUBJECT ONLY TO THE STANDARDS STATED HEREIN. This Section 14.3(i) is intended to comply with the requirements of Section 431:13-104, Hawaii Revised Statutes, to the extent applicable, and shall be construed in a manner consistent therewith.


                                   ARTICLE XV

          15.1 Casualty and Condemnation. (a) From and after the Substantial Completion Date for Core and Shell and subject to the provisions of this
Article XV and Article XVI (in the event Lessee delivers, or is obligated to deliver, a Termination Notice) and subject at all times to the provisions of
Section 15.1(i), and prior to the occurrence and continuation of an Event of Default, Lessee shall be entitled to receive (and Lessor hereby irrevocably assigns to Lessee all of Lessor's right, title and interest in) any award, compensation or insurance proceeds to which Lessee or Lessor may become entitled by reason of their respective interests in the Property (i) if all or a portion of the Property is damaged or destroyed in whole or in part by fire or other casualty (a "Casualty") or (ii) if the use, access, occupancy, easement rights or title to the Property or any part thereof is wholly or partially (temporarily or permanently) taken or sold in, by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property or alter the pedestrian or vehicular traffic flow to the Property so as to result in a change in access to the Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action (in each instance, a "Condemnation"); provided, however, if an Event of Default shall have occurred and be continuing such award, compensation or insurance proceeds shall be paid directly to Lessor or, if received by Lessee, shall be held in trust for Lessor, and shall be paid over by Lessee to Lessor and held in accordance with the terms of paragraph (b) below; provided further, however, in the event of any Casualty or Condemnation, the estimated cost of restoration of which is in excess of FIVE MILLION DOLLARS ($5,000,000), any such award, compensation or insurance proceeds shall be delivered in escrow (the "Post Completion Escrow") to the Escrowee, and any such award, compensation or insurance proceeds received by Escrowee shall be applied by Escrowee (1) first, to reimburse Lessor, the Trustee and the Holders for any expenses (including, without limitation, any reasonable attorneys' and consultants' fees and expenses) incurred by any of the foregoing in connection with the collection of any such award, compensation or insurance proceeds, or the determination of the amount of the loss, and, except as provided to the contrary below, (2) second, to Lessee to pay the cost of the restoration of the Property pursuant to the terms of an escrow agreement which shall be entered into by Lessee and Escrowee and which shall contain the provisions of Sections 11.1, 15.1(c) and 15.1(g) herein as well as the terms set forth in this Section 15.1(a), and (3) the balance, if any, shall be paid as provided in the last sentence of Section 15.1(g). If, notwithstanding such provision, any such award, compensation or insurance proceeds are paid to Lessor, the Trustee or Lessee rather than to Escrowee, Lessor, the Trustee and Lessee, as the case may be, hereby agree to transfer any such payment to Escrowee. All amounts held by Lessor hereunder on account of any award, compensation or insurance proceeds either paid directly to Lessor or turned over to Lessor shall be held as security for the performance of Lessee's obligations hereunder. Funds deposited in the Post Completion Escrow shall be invested at the written direction of Lessee, and all interest earned thereon shall be the property of Lessee and added to the sums deposited in the Post Completion Escrow.

          (b) Any provision of this Lease to the contrary notwithstanding, Lessor shall not be obligated to deposit any award, compensation or insurance proceeds payable on account of a Casualty and Condemnation and received by Lessor with Escrowee in the Post Completion Escrow, including any rental insurance proceeds, and Escrowee shall not make any amounts in the Post Completion Escrow available to Lessee for restoration or otherwise in accordance with the terms and conditions more particularly set forth herein if (i) an Event of Default has occurred and is continuing or (ii) the estimated cost to restore is in excess of the Net Proceeds available for such purpose and Lessee shall have failed to deposit with Escrowee a sum (by way of cash, letter of credit, guaranty or other similar liquid collateral reasonably satisfactory to Lessor and the Trustee) equal to the amount by which the estimated cost to restore shall exceed the Net Proceeds available for such purpose (and Lessee hereby covenants to make such deposit). In the event Lessor is entitled to hold the Net Proceeds and elects to do so, Lessor shall release the funds to Escrowee upon Lessor's acceptance of a cure for any Event of Default (in the case of clause (i) above) or Escrowee's receipt of the excess funds necessary to complete the restoration of the Property (in the case of clause (ii) above).

          (c)  With respect to all amounts held in the Post Completion
Escrow, not more than once each month, Lessee shall submit to Escrowee for payment a cost breakdown of work completed to date, together with a requisition which shall be certified by Lessee and its architect and shall state that (i) such work has been completed substantially in accordance with the plans and specifications conforming to Section 15.1(g) and approved by Lessor (such approval not to be unreasonably withheld or delayed), (ii) the requested amount has been paid in full or has actually been incurred and is payable and a requisition therefor has not previously been submitted or if submitted, the requisitioned amount has not been paid in full to Lessee, and (iii) the then estimated cost of completing the restoration does not exceed the amount that Escrowee will hold pursuant to this Section 15.1 following the requested payment to Lessee. Lessee shall be obligated to deposit additional amounts (in cash or other forms described above in Section 15.1(b)) as shall be necessary to complete construction, based on Lessee's then estimated cost of completion and taking into account the remaining amount in the Post Completion Escrow. Disbursements by Escrowee with respect to costs of restoration (x) shall be subject to retainages equal to the amount actually withheld or to be withheld by Lessee with respect to any payment made or to be made to any contractors, laborers, subcontractors, mechanics, materialmen, vendors or any other Persons with respect to such restoration; (y) shall be conditioned upon receipt by Escrowee of such evidence of the absence of Liens as Lessor shall reasonably require; and (z) may be conditioned upon such independent inspections by Lessor or its agents of the restoration as Lessor may reasonably elect to make or cause to be made at Lessee's expense.

          (d) Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At Lessee's reasonable request, and at Lessee's sole cost and expense, Lessor and the Trustee shall participate in any such proceeding, action, negotiation, prosecution or adjustment. Lessor and Lessee agree that from and after the Substantial Completion Date for Core and Shell this Lease shall control the rights of Lessor and Lessee in and to any such award, compensation or insurance payment, and any right under present or future law to the contrary is hereby waived.

          (e) If Lessor or Lessee shall receive notice of a Casualty or a possible Condemnation of the Property or any interest therein, Lessor or Lessee, as the case may be, shall give notice thereof to the other and to the Trustee promptly after the receipt of such notice.

          (f) In the event of a Casualty or receipt of notice by Lessee or Lessor of a Condemnation after the Substantial Completion Date for Core and Shell, Lessee shall, not later than forty-five (45) days after such occurrence or such longer time as may reasonably be required (as specified by notice from Lessee to Lessor from time to time delivered prior to the termination of such forty-five (45) days, as the same may be extended) to determine the full extent of loss, the probable expense and time of restoration and the probable amount of the award or insurance payment, deliver to Lessor and the Trustee a notice stating that either (i) this Lease shall remain in full force and effect and, at Lessee's sole cost and expense, Lessee shall promptly and diligently restore the Property in accordance with the terms of Section 15.1(g) or (ii) this Lease shall terminate in accordance with Section 16.1. However, this Lease shall terminate under clause (ii) of the preceding sentence in the event of (1) a Condemnation that either (I) involves a taking of Lessor's entire leasehold title to the Land (a "Total Condemnation") or (II) in the reasonable, good faith judgment of Lessee (as evidenced by an Officer's Certificate), either (x) renders the Property unsuitable for continued use as a Class A Office Building or (y) is such that restoration of the Property to substantially its condition as existed immediately prior to such Condemnation would be impracticable or impossible (either (x) or (y), a "Significant Condemnation") or (2) a Casualty that in the reasonable, good faith judgment of Lessee (as evidenced by an Officer's Certificate) either (I) renders the Property unsuitable for continued use as a Class A Office Building or (II) is so substantial in nature such that restoration of the Property to substantially its condition as existed immediately prior to such Casualty would be impracticable or impossible (either
(I) or (II), a Significant Casualty"). Notwithstanding the foregoing, this Lease shall not stay in full force and effect under the preceding clause (i) unless Lessee shall deliver to Lessor and the Trustee an Officer's Certificate stating that either (x) such Condemnation is neither a Total Condemnation nor a Significant Condemnation or (y) such Casualty is not a Significant Casualty.

          (g) If pursuant to Section 15.1(f)(i) this Lease shall continue in full force and effect, Lessee shall, at its sole cost and expense, promptly and diligently repair any damage to the Property caused by such Casualty or Condemnation in conformity with the requirements of Section 11.1 using the as-built plans and specifications for the Building (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Property and all applicable Legal Requirements) so as to restore the Property to the same condition, operation, function and value as existed immediately prior to such Casualty or Condemnation. In such event, title to the Property shall remain with Lessor. If the cost of such restoration shall exceed the Net Proceeds with respect to such Casualty or Condemnation, the excess shall be paid by Lessee. Any Net Proceeds remaining after final payment has been made for restoration shall belong to Lessee.

          (h) In no event shall a Casualty or Condemnation with respect to which this Lease remains in full force and effect under Section 15.1(f)(i) affect Lessee's obligations to pay Rent pursuant to Section 3.1.

          (i) Notwithstanding anything to the contrary set forth in Section 15.1(a) or Section 15.1(g), if during the Primary Term (i) a Casualty occurs or Lessee receives notice of a Condemnation, (ii) the estimated cost of restoring such Casualty or Condemnation is in excess of $1,000,000 and (iii) following such Casualty or Condemnation, the Property cannot reasonably be restored on or before the 540th day prior to the Expiration Date to the same condition as existed immediately prior to such Casualty or Condemnation, then (x) any award, compensation or insurance proceeds to which Lessor or Lessee may be entitled to by reason of their respective interests in the Property on account of such Casualty or Condemnation shall be paid to the Trustee, (y) if any such award, compensation or insurance proceeds shall not in fact be paid to the Trustee on or prior to the Expiration Date, then Lessee shall pay to the Trustee on the Expiration Date an amount which in the reasonable good-faith judgment of Lessee (as evidenced by an Officer's Certificate) is equal to the award, compensation or insurance proceeds that will be payable in connection with such Casualty or Condemnation and any such award, compensation or insurance proceeds actually paid on or after such date shall be payable to Lessee, and (z) following any such Casualty, Lessee shall also deliver to the Trustee the full amount of the deductible or self-insured retention in effect with respect to the insurance coverage required pursuant to Section 14.2. The amount set forth in the preceding clause (z) shall be paid to the Trustee regardless of whether the estimated cost of restoring the Casualty is in excess of $1,000,000. The amounts referred to in the preceding clauses

(x), (y) and (z) shall be applied by the Trustee at the expiration of the Primary Term to the outstanding principal amount of, and accrued and unpaid interest on, the Notes in accordance with the terms of the Indenture; provided, however, that if Lessee at any time delivers to Lessor an Election Notice pursuant to Section 20.2 or an Extension Notice pursuant to Section 21.1(b), then such amounts shall be promptly paid or repaid, as the case may be, by the Trustee to Lessee; provided, further that in the event Lessee delivers an Extension Notice pursuant to Section 21.1(b), Lessee shall thereafter be obligated to comply with the provisions of Sections 15.1(a) and (c) and to repair and restore the Property pursuant to Section 15.1(g).

          15.2 Environmental Matters. Promptly upon Lessee's actual knowledge of the presence of Hazardous Substances in any portion of the Property in concentrations and conditions that constitute an Environmental Violation, Lessee shall notify Lessor in writing of such condition. In the event of such Environmental Violation, Lessee shall, not later than forty-five (45) days after Lessee has actual knowledge of such Environmental Violation or such longer time as may reasonably be required (as specified by written notice from Lessee to Lessor from time to time delivered prior to the termination of such forty-five (45) days, as the same may be extended) to determine the full extent of the Environmental Violation and the probable expense and time of remediation and either deliver to Lessor and the Trustee an Officer's Certificate and a Termination Notice pursuant to Section 16.1(b), if applicable, or, at Lessee's sole cost and expense, promptly and diligently undertake any response, clean up, remedial or other action necessary to remove, cleanup or remediate the Environmental Violation in accordance with the terms of Section 9.1. If Lessee does not deliver a Termination Notice pursuant to Section 16.1(b), Lessee shall, upon completion of remedial action by Lessee, cause to be prepared by an environmental consultant reasonably acceptable to Lessor a report describing the Environmental Violation and the actions taken by Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in full compliance with applicable Environmental Law.

          15.3 Notice of Environmental Matters. Promptly, but in any event within five (5) Business Days from the date Lessee has actual knowledge thereof, Lessee shall provide to Lessor written notice of any material pending or threatened claim, action or proceeding involving any Environmental Law in connection with the Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee's proposed response thereto. In addition, Lessee shall provide to Lessor, within five (5) Business Days of receipt, copies of all material written communications with any Governmental Authority relating to any Environmental Law in connection with the Property. Lessee shall also promptly provide such detailed reports of any such material environmental claims as may reasonably be requested by Lessor.


                                  ARTICLE XVI

          16.1 Termination Upon Certain Events. (a) If Lessor or Lessee shall have received notice of a Total Condemnation of the Property on or after the Substantial Completion Date for Core and Shell, then Lessee shall be obligated, within thirty (30) days after Lessee receives notice thereof, to deliver a written notice in the form described in Section 16.2(a) (a "Termination Notice") of the termination of this Lease.

          (b) If either: (i) Lessee or Lessor shall have received notice of a Condemnation of the Property on or after the Substantial Completion Date for Core and Shell and Lessee shall have delivered to Lessor an Officer's Certificate that such Condemnation is a Significant Condemnation in accordance with Section 15.1(f); or (ii) a Casualty occurs on or after the Substantial Completion Date for Core and Shell and Lessee shall have delivered to Lessor an Officer's Certificate that such Casualty is a Significant Casualty in accordance with Section 15.1(f); or (iii) an Environmental Violation occurs or is discovered and Lessee shall have delivered to Lessor an Officer's Certificate stating that, in the reasonable, good-faith judgment of Lessee, the cost to remediate the same will exceed FIVE MILLION DOLLARS ($5,000,000); then, Lessee shall, simultaneously with the delivery of the Officer's Certificate pursuant to the preceding clause (i), (ii) or (iii), deliver a Termination Notice.

          16.2 Procedures. a. A Termination Notice shall contain: (i) notice of termination of this Lease on the next Payment Date which occurs at least thirty (30) days after Lessor's receipt of such Termination Notice (the "Termination Date"); (ii) a binding and irrevocable agreement of Lessee to pay the Termination Amount and purchase the Property on such Payment Date; and
(iii) the Officer's Certificate described in Section 16.1(b).

          b. On the Termination Date, Lessee shall pay to Lessor the Termination Amount, plus all amounts owing in respect of Rent (including Additional Charges) theretofore accruing and Lessor shall convey the Property or the remaining portion thereof, if any, to Lessee (or Lessee's designee) all in accordance with Section 19.1, as well as any Net Proceeds with respect to the Casualty or Condemnation giving rise to the termination of this Lease theretofore received by Lessor.

                                  ARTICLE XVII

          17.1 Events of Default. If any one or more of the following events (each an "Event of Default") shall occur:

           a. Lessee shall fail to make payment of any Base Rent or Renewal Rent, as applicable, any Termination Amount, any Purchase Option Price, any Residual Guarantee Amount or the Default Amount within five (5) days after the same has become due and payable;

           b. Lessee shall fail to make payment of any other Additional Charges due and payable within fifteen (15) days after receipt of notice thereof;
           c. If the insurance policies required by Article XIV shall be terminated or expire without replacement;

           d. Lessee shall fail to observe or perform any term, covenant or condition of this Lease, the Consent to Assignment, the Participation Agreement or any other Operative Agreement to which it is a party other than those set forth in Section 17.1(a), (b) or (c) hereof, or any representation or warranty set forth in this Lease or in Section 7.2 of the Participation Agreement as of the date hereof, or in Section 4.1(b) of the Construction Management Agreement, shall be inaccurate in any way materially adverse to Lessor, and such failure or misrepresentation or breach of warranty shall remain uncured for a period of thirty (30) days after receipt of written notice thereof; provided, however, no Event of Default shall be deemed to occur if such failure, misrepresentation or breach cannot reasonably be cured within such period, so long as Lessee shall have promptly commenced the cure thereof, continues to act with diligence to cure such failure, misrepresentation or breach and, with respect to any failure, misrepresentation or breach contained in Sections 4.1, 10.2, 12.1, 12.2, 14.1, 14.2, 14.3, 15.2, 15.3, 25.1 and 26.2 hereof and Sections 7.2(a), (b), (h), (l), (m), (o), (r), (t), (u), (v), 7.3(a),
      (b), (f), (g), (i), 7.4(a), (b), (f), (g), (i), Section 8, Section 9,
      Sections 14.1, 14.2, 14.3, 14.4, 14.5, 14.7 and 14.9 of the Participation
      Agreement, in fact cures such failure, misrepresentation or breach within 180 days after receipt of notice thereof;

           e. Lessee shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof,
      (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property,

         (v) fail to cause the discharge of any custodian, trustee or receiver appointed for Lessee or the whole or a substantial part of its property within ninety (90) days after such appointment, or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof; or

                 f. insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against Lessee and not dismissed within ninety
         (90) days from the date of its filing, or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver of Lessee or the whole or a substantial part of its property, and such order or decree shall not be vacated or set aside within ninety (90) days from the date of the entry thereof;

then, in any such event, Lessor may, in addition to the other rights and remedies provided for in this Article XVII and in Section 18.1, terminate this Lease by giving Lessee thirty (30) days notice of such termination and upon the expiration of the time fixed in such notice, this Lease shall terminate, subject to Lessee's rights under Section 17.6, and all rights of Lessee under this Lease shall cease. Lessee shall, to the fullest extent permitted by law, pay as Additional Charges all costs and expenses incurred by or on behalf of Lessor, including fees and expenses of counsel, as a result of any Event of Default hereunder.

                 17.2 Surrender of Possession. If an Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall, upon thirty (30) days written notice, surrender to Lessor possession of the Property and Lessee shall quit the same, subject, however, to the rights of any subtenants of Lessee to whom Lessor has accorded nondisturbance rights pursuant to Section 26.2.
Lessor may enter upon and repossess the Property by such means as are available at law or in equity, and may remove Lessee and all other Persons and any and all personal property and Lessee's equipment and personalty and severable Modifications from the Property. Lessor shall have no liability by reason of any such entry, repossession or removal performed in accordance with applicable law.

                 17.3 Reletting. If an Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessor may, but (except to the extent required by applicable law) shall be under no obligation to, relet the Property, for the account of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may determine, and Lessor may collect, receive and retain the rents resulting from such reletting. Lessor shall not be liable to Lessee for any failure to relet the Property or for any failure to collect any rent due upon such reletting.

                 17.4 Damages. Neither (a) the termination of this Lease as to all or any part of the Property pursuant to Section 17.1; (b) the repossession of all or any part of the Property; nor (c) except to the extent required by applicable law, the failure of Lessor to relet all or any part of the Property, the reletting of all or any portion thereof, nor the failure of Lessor to collect or receive any rentals due upon any such reletting shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to Section 17.1, Lessee shall forthwith pay to Lessor all Rent and other sums due and payable hereunder to and including the date of such termination. Thereafter, on the days on which the Base Rent or Renewal Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to
Section 17.1 and until the end of the Term hereof or what would have been the Term in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the Base Rent or Renewal Rent, as applicable, and Additional Charges that are payable under this Lease or would have been payable by Lessee hereunder if this Lease had not been terminated pursuant to Section 17.1, less the net proceeds, if any, which are actually received by Lessor with respect to the period in question pursuant to the terms of the Mortgage and Assignment of Lease of any reletting of the Property or any portion thereof; provided that Lessee's obligation to make payments of Base Rent and Renewal Rent under this Section 17.4 shall continue only so long as Lessor shall not have received the amounts specified in Section 17.5 or Section
17.6. In calculating the amount of such net proceeds from reletting, there shall be deducted all of Lessor's, the Trustee's and any Holder's expenses in connection therewith, including repossession costs, brokerage commissions, fees and expenses of counsel and any necessary repair or alteration costs and expenses incurred in preparation for such reletting. To the extent Lessor receives any damages pursuant to this Section 17.4, such amounts shall be regarded as amounts paid on account of Rent.

                 17.5 Acceleration of Rent. In the event this Lease is deemed to be a true lease of the Property by Lessor to Lessee and not a financing arrangement, then to the extent permitted by applicable law, if an Event of Default shall have occurred and be continuing, and this Lease shall not have been terminated pursuant to Section 17.1, and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.4, Lessor may upon written notice to Lessee accelerate all payments of Base Rent or Renewal Rent due hereunder and, upon such acceleration, Lessee shall immediately pay Lessor, as and for final liquidated damages and in lieu of all current liquidated damages on account of such Event of Default beyond the date of such acceleration (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the sum of (a) all Base Rent or Renewal Rent, as applicable, due from the date of such acceleration until the end of the Term, plus (b) the Residual Guarantee Amount that would be payable under Section 22.1(d) assuming the proceeds of the sale pursuant to such Section 22.1(d) are equal to zero, discounted to present value at a rate equal to the lesser of (i) the rate then being paid on United States treasury securities with maturities corresponding to the then remaining Term or (ii) five percent (5%). Following payment of such amount by Lessee, Lessee will be permitted to stay in possession of the Property for the remainder of the Term, subject to the terms and conditions of this Lease, provided that no further Event of Default shall occur and be continuing, following which Lessor shall have all the rights and remedies set forth in this
Article XVII (but not including those set forth in this Section 17.5). If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law. Notwithstanding the foregoing, if Lessor has elected to seek damages under this Section 17.5, Lessee may at any time after the occurrence and during the continuance of an Event of Default elect to pay to Lessor the Default Amount in accordance with the terms of Section 17.6 and receive an assignment of Lessor's right, title and interest as lessee under the Ground Lease and Lessor's entire interest in the Improvements, Fixtures and Modifications all in accordance with the terms of Section 17.6.

                 17.6 Final Liquidated Damages. If an Event of Default shall have occurred and be continuing, whether or not this Lease shall have been terminated pursuant to Section 17.1 and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.4, Lessor shall have the right to recover, by demand to Lessee and at Lessor's election, and Lessee shall pay to Lessor, as and for final liquidated damages, but exclusive of the indemnities payable under Section 25.1, and in lieu of all current liquidated damages beyond the date of such demand (it being agreed that it would be impossible accurately to determine actual damages) the sum of (a) the Default Amount specified for such Payment Date on Schedule D, plus (b) the Make-Whole Premium payable by reason of the application of such portion of the Default Amount as shall be required to be applied to the Notes upon acceleration thereof, plus (c) all other amounts owing in respect of Rent and Additional Charges theretofore accruing under this Lease. If after this Lease shall be terminated pursuant to Section 17.1, Lessor shall not have elected to demand recovery of final liquidated damages pursuant to the first sentence of this Section 17.6, Lessee may, at any time within one hundred eighty (180) days after the earlier of (x) the date Lessor shall have commenced appropriate proceedings to remove Lessee from occupancy of the Property or (y) the date the Trustee shall have commenced appropriate proceedings to foreclose the lien of the Mortgage (but in no event after the completion of such foreclosure or the actual dispossession of the Lessee), pay the amount of final liquidated damages required by the first sentence of this Section 17.6 plus the Lessor Make-Whole Premium to Lessor. Upon payment of the amount specified pursuant to the first or second sentence of this Section 17.6, Lessee shall be entitled to receive from Lessor, at Lessee's request and cost, an assignment of Lessor's right, title and interest as lessee under the Ground Lease and Lessor's entire interest in the Improvements, Fixtures and Modifications, in each case (i) with covenants against grantor's acts, (ii) in recordable form and otherwise in conformity with local custom and (iii) free and clear of the Lien of all mortgages (including the Mortgage and the Assignment of Lease) and any defects, Liens or encumbrances that have been created by Lessor, other than
(x) those that Lessee is responsible hereunder to pay or discharge or those created pursuant to Lessee's request made in accordance with Section 12.2 or otherwise consented to by Lessee, and (y) ad valorem taxes and Impositions. Lessee (or Lessee's designee) shall execute and deliver to Lessor an assumption of all of Lessor's obligations under the Ground Lease. The Property shall be conveyed to Lessee (or Lessee's designee) "AS IS" and in its then present physical condition. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law; provided, however, Lessee shall not be entitled to receive an assignment of Lessor's interest under the Ground Lease or in the Improvements, Fixtures and Modifications unless Lessee shall have paid in full the Default Amount, plus the Make-Whole Premium as provided above.

                 17.7 Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 17.1, Lessee waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Article XVII.

                 17.8 Assignment of Rights under Contracts. If an Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to

Section 17.1, Lessee shall upon Lessor's demand immediately assign, transfer and set over to Lessor all of Lessee's right, title and interest in and to the Construction Contract, the Demolition Contract, the Development Agreement, each other Project Contract and all other agreements executed by Lessee in connection with the construction, development, use or operation of the Property (including, without limitation, all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions), as and to the extent that the same relate to the construction and operation of the Property.

                 17.9 Remedies Cumulative. The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise, including, without limitation, the mortgage foreclosure remedies described in Chapter 667 of the Hawaii Revised Statutes.


                                 ARTICLE XVIII

                 18.1 Lessor's Right to Cure Lessee's Defaults. Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) remedy any Event of Default for the account and at the sole cost and expense of Lessee, including the failure by Lessee to maintain the insurance required by Article XIV, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon the Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All out-of-pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the Lessor Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand.


                                  ARTICLE XIX

                 19.1 Provisions Relating to Lessee's Termination of this Lease or Exercise of Purchase Option. In connection with any termination of this Lease pursuant to the terms of Section 16.2, or in connection with Lessee's exercise of its Purchase Option under Article XX, upon the Payment Date on which this Lease is to terminate or upon the Expiration Date, as applicable, and upon tender by Lessee (or Lessee's designee) of the amounts set forth in Section 16.2(b) or Section 20.2, as applicable:

                (a) Lessor shall execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense an assignment of Lessor's right, title and interest as lessee under the Ground Lease and Lessor's entire interest in the

         Improvements, Fixtures and Modifications (which shall include an assignment of all of Lessor's right, title and interest in and to any Net Proceeds not previously received by Lessor), in each case (i) with covenants against grantor's acts, (ii) in recordable form and otherwise in conformity with local custom and (iii) free and clear of the Lien of all mortgages (including the Mortgage and the Assignment of Lease) and any defects, Liens or encumbrances that have been created by Lessor, other than (x) those that Lessee is responsible hereunder to pay or discharge or those created pursuant to Lessee's request made in accordance with Section 12.2 or otherwise consented to by Lessee, and (y) ad valorem taxes and Impositions; and

                 (b) Lessee (or Lessee's designee) shall execute and deliver to Lessor an assumption of all of Lessor's obligations under the Ground Lease. The Property shall be conveyed to Lessee (or Lessee's designee) "AS IS" and in its then present physical condition.


                                   ARTICLE XX

                 20.1 Lessee's Purchase Option. Lessor hereby grants to Lessee, an exclusive and irrevocable option (the "Purchase Option") to purchase Lessor's entire interest in the Property and Lessor's right, title and interest hereunder in the manner set forth in this Article XX.

                 20.2 Exercise of Purchase Option. The Purchase Option may be exercised by Lessee only by delivering to Lessor irrevocable written notice (the "Election Notice") of Lessee's intention to exercise the Purchase Option not later than 30 days prior to the scheduled expiration of the then current Primary Term or Extended Term, as applicable (such scheduled expiration, the "Expiration Date") (subject, nevertheless, to the terms of Section 21.2(c)).
In the event that Lessee delivers the Election Notice to Lessor in the manner set forth in the preceding sentence or in the manner set forth in Section 21.2(c), then Lessee shall be obligated to pay to Lessor on the Expiration Date an amount equal to the Purchase Option Price and all amounts then owing in respect of Rent and Additional Charges.

                 20.3 Purchase Option Price. The purchase price (the "Purchase Option Price") for the Property and Lessor's right, title and interest therein shall be an amount equal to the excess, if any, of (a) the sum of (1) the aggregate outstanding principal balance of the Notes as of the Expiration Date, after applying thereto any payment of Base Rent or Renewal Rent to be made on the Expiration Date in accordance with the terms of the Indenture, plus (2) all accrued interest thereon, after applying thereto any payment of Base Rent or Renewal Rent to be made on the Expiration Date in accordance with the terms of the

Indenture, plus (3) the Lessor Return Payment, over (b) the amount of any Net Proceeds previously paid to Escrowee and not repaid or remitted to Lessee in accordance with Article XV that are applied by Escrowee to reduce the outstanding principal amount of the Notes on or prior to the Expiration Date.

                 20.4 Transfer of the Property Upon Exercise. In the event the Purchase Option shall have been exercised, on the Expiration Date and upon tender by Lessee of the Purchase Option Price and all amounts then owing in respect of Rent and Additional Charges, the terms of Section 19.1 shall be applicable.


                                   ARTICLE XXI

                 21.1 Extended Terms. (a) Subject to the terms of Section 21.2, so long as no Event of Default is continuing, Lessor hereby grants to Lessee one or more options to extend the Term of this Lease on the terms and conditions set forth in this Section 21.1 and otherwise on all of the terms and conditions of this Lease.

                 (b) Provided that Lessee has arranged a Permitted Refinancing in accordance with the terms of Section 21.2, at the expiration of the Primary Term and any Extended Term, Lessee shall have the right, upon irrevocable written notice (an "Extension Notice") to Lessor given at any time during the Term but not later than thirty (30) days prior to the Expiration Date to extend this Lease for one or more successive terms, each such term to be not less than two (2) years and expiring not later than the expiration of the Ground Lease (any such term an "Extended Term"). The exact length of each Extended Term shall be specified in the Extension Notice. The Renewal Rent for any Extended Term in question shall be equal to an amount sufficient to pay interest and principal, if any, due on any Renewal Notes during such Extended Term plus Lessor's Margin.

                 (c) In connection with each renewal of the Term, the Schedules hereto shall be amended as appropriate to (i) reflect the determination of the Renewal Rent caused by such renewal and (ii) change the Default Amount and the Termination Amount, if necessary. Unless otherwise agreed upon by the parties, the Payment Dates during the Extended Term shall be the dates upon which payments are required to be made under the applicable Renewal Notes.

                 21.2 Permitted Refinancing. (a) In the event that Lessee intends to exercise its rights to extend the Term and so notifies Lessor of such intention, Lessee will use all reasonable, good-faith efforts to obtain as soon as possible a mortgage loan secured by the Property, which loan shall (i) fully fund no later than the Expiration Date, (ii) be in an amount equal to the outstanding principal balance of the Notes, plus, at Lessee's election, the costs and expenses described in Section 21.2(b) and similar costs and expenses incurred by Lessee, (iii) mature on the same date as the expiration of the proposed Extended Term, (iv) be secured by a mortgage containing provisions in respect of this Lease and Lessee's rights and obligations hereunder substantially equivalent to those contained in the Mortgage, subject, however, to the terms of this Section 21.2 and shall be recourse only to Lessor's interest in the Property, (v) provide for either interest-only coupon payments (i.e., no amortization of principal prior to maturity) or amortization of principal on a thirty (30) year schedule and in the latter event, the Maximum Residual Guarantee Amount shall be reduced by the amount of principal so amortized. A loan meeting the requirements of the foregoing clauses (i) through (v) is referred to herein as a "Permitted Refinancing". In the event Lessee is able to obtain a Permitted Refinancing, Lessor shall issue a Renewal Note or Renewal Notes and shall execute such other documents and instruments as are necessary in order to effectuate such Permitted Refinancing and to satisfy in full the outstanding principal balance of the Notes.

                 (b) Except to the extent that the same are financed as a part of the principal of the Permitted Refinancing, as described in Section 21.2(a)(ii), Lessee shall pay all out-of-pocket expenses incurred by Lessor or the Trustee (including attorneys' fees and expenses), all premiums (if any) and all costs and expenses of the new lender incurred in connection with any Permitted Refinancing.

                 (c) Notwithstanding anything to the contrary contained herein, if Lessee has delivered a notice pursuant to Section 22.1(b)(ii) and neither Lessee nor Lessor is able to obtain a Permitted Refinancing in accordance with this Section 21.2 at least thirty (30) days prior to the Expiration Date, then Lessee shall be obligated to exercise its Purchase Option in accordance with the terms of Article XX, in which event, Lessee shall be deemed to have delivered a timely Election Notice for the purposes of Section 20.2.


                                  ARTICLE XXII

                 22.1 Residual Guarantee. (a) On or before the date which is eighteen (18) months prior to the Expiration Date, Lessee shall deliver to Lessor a notice indicating whether Lessee intends to attempt to sell the Property prior to the Expiration Date. Any notice delivered by Lessee to Lessor pursuant to the terms of this Section 22.1(a) shall not be binding on Lessee.

                 (b) On or before the date which is twelve (12) months prior to the Expiration Date, Lessee shall deliver to Lessor a notice stating either that:

                 (i) Lessee intends to sell the Property and to pay the Residual Guarantee Amount, if any, on the Expiration Date in accordance with Section 22.1(d) or pay the Maximum Residual Guarantee Amount on the Expiration Date in accordance with Section 22.1(e) (but without limiting Lessee's rights pursuant to Article XXI and Article XXII hereof); or

                 (ii) Lessee irrevocably agrees to elect either to exercise the Purchase Option in accordance with Article XX or to extend the Term in accordance with Article XXI.

Any notice delivered by Lessee to Lessor pursuant to the terms of this Section 22.1(b) shall be irrevocable and binding on Lessee.

                 (c) Notwithstanding anything to the contrary contained herein, if Lessee does not intend to exercise the Purchase Option or elect to extend the Term, then Lessee (as agent for Lessor) shall use all reasonable, good-faith efforts to solicit bids with respect to the Property from unrelated third parties, and Lessor's right, title and interest in the Property will be sold by Lessor to the Person submitting the highest cash bid (net of any brokerage commissions and any other sales expenses) as soon as is reasonably practicable. Lessor shall have no liability or obligation with respect to any purchase contract described in this Article XXII other than to transfer its right, title and interest in the Property as contemplated hereby.

                 (d) In the event a sale of the Property is consummated, and the proceeds thereof received, on or prior to the Expiration Date in accordance with the terms of a contract entered into pursuant to Section 22.1(c), Lessee shall promptly pay to Lessor (but in no event later than the Expiration Date) the sum of (i) all such proceeds, plus (ii) the Residual Guarantee Amount, but in no event shall such payment exceed the Maximum Residual Guarantee Amount, plus (iii) all amounts owing in respect of Rent as of the Expiration Date.

                 (e) In the event a sale of the Property is not consummated, or the proceeds thereof are not received by Lessor, on or prior to the Expiration Date for any reason, Lessee shall on the Expiration Date pay to Lessor (i) an amount equal to the Maximum Residual Guarantee Amount plus, (ii) at Lessee's sole option, such additional amount as may be required to satisfy in full the outstanding principal amount and accrued interest on the Notes. If Lessee shall have made the payment described in clause (ii) of the first sentence of this Section 22.1(e) and only in such event, then if a sale of the Property to a third party is consummated within 48 months of the Expiration Date, the net cash proceeds of such sale shall be paid by Lessor (x) first, to reimburse Lessee for any amounts paid by Lessee pursuant to clause (ii) above, plus interest on such amount at the Debt Overdue Rate until the date of actual payment, (y) second, to

Lessor on account of the Lessor Return Payment and (z) the balance, to Lessee.

                 (f) Notwithstanding anything to the contrary contained in this Article XXII, in the event Lessee notifies Lessor in accordance with
Section 22.1(b)(i) that it will either pay the Residual Guarantee Amount, if any, on the Expiration Date in accordance with Section 22.1(d) or pay the Maximum Residual Guarantee Amount on the Expiration Date in accordance with
Section 22.1(e), Lessee may nevertheless exercise the Purchase Option so long as it complies with the terms of Article XX or exercise the Renewal Option so long as it complies with the terms of Article XXI.


                                 ARTICLE XXIII

                 23.1 Holding Over. If Lessee shall for any reason remain in possession of the Property after the expiration or earlier termination of this Lease as to the Property (unless the Property is conveyed to Lessee), such possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay Additional Charges that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to the Property and Lessee shall continue to pay Base Rent or Renewal Rent at an annual rate equal to the average rate of Base Rent or Renewal Rent payable hereunder during the preceding Primary Term or Extended Term, as applicable; provided, however, that from and after the sixtieth (60th) day Lessee shall remain in possession of the Property after such expiration or earlier termination, Lessee shall pay Base Rent or Renewal Rent at an annual rate equal to one hundred and ten percent (110%) of the Base Rent or Renewal Rent payable hereunder immediately preceding such expiration or earlier termination. Such Base Rent or Renewal Rent shall be payable from time to time within ten (10) days after demand by Lessor, which demands shall not be made by Lessor more often than monthly. During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, including Lessee's obligation to indemnify the Indemnified Parties pursuant to Section 25.1 (notwithstanding anything therein to the contrary), but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of the Property and the rights of Lessee under Section 25.1 with respect to indemnification. Nothing contained in this Article XXIII shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease (unless the Property is conveyed to Lessee) and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of the Property or exercising any other remedy available to Lessor at law or in equity.

                                  ARTICLE XXIV

                 24.1 Risk of Loss. During the Term, unless Lessee shall not be in actual possession of the Property in question solely by reason of Lessor's exercise of its remedies of dispossession under Article XVII, the risk of loss of or decrease in the enjoyment and beneficial use of the Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.


                                  ARTICLE XXV

                 25.1 Indemnification by Lessee. a. Lessee shall indemnify Lessor, the Administrative Agent, the Trustee and the Holders and any affiliate, officer, director, employee, agent or shareholder of Lessor, the Trustee or any Holder (the "Indemnified Parties"), on an After Tax Basis, from and against all actions, causes of action, claims, lawsuits, administrative proceedings, hearings, judgments, liabilities, awards, fines, penalties, costs, fees (including legal, engineers', experts' and consulting fees and expenses), damages (including natural resource damages), corrective action costs, financial assurance costs, remediation activities, clean-up costs (including investigation, monitoring, encapsulation, removal and response costs), Liens (including any environmental Lien) and all other liabilities incurred by or imposed on any of the Indemnified Parties, whenever incurred or imposed (but excluding any liabilities for Impositions imposed by any taxing authority, which liabilities are covered exclusively by Article IV hereof), arising out of, imposed upon or incurred by or asserted against the Indemnified Parties by reason of:

                (i) any accident, injury to or death of natural persons or loss of or damage to property occurring on or about the Property;

               (ii)  Lessor's ownership of the Property or any Modification;

              (iii) the failure by Lessor to qualify as a foreign corporation in the State of Hawaii;

               (iv) any use, misuse, nonuse, condition, operation, possession, leasing, subleasing, financing, refinancing, disposition, maintenance or repair of the Property or of any Modification;

                (v) the construction, design, purchase, acceptance, rejection, modification, substitution or condition of the Property or any Modification, including, without limitation, claims or penalties arising from any violation of law or liability in tort (strict or otherwise);

               (vi) entering into the Operative Agreements or any transaction arising out of the Operative Agreements;

              (vii) the breach by Lessee or either of the Ground Lessors of any representations and warranties in, or the failure on the part of Lessee or either of the Ground Lessors at any time to perform or comply with any of the terms or conditions of, the Operative
         Agreements to which any of them is a party;

             (viii) the nonperformance of any of the terms of any subleases of the Property to be performed by Lessee as the sublessor thereunder;

               (ix) any contest referred to in Article XIII relating to the Property;

                (x) the existence or presence at, on, in or under the Property of any Hazardous Substance or the Release of any Hazardous Substance from, at, under or within the Property into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life);

               (xi) the disturbance, pollution, contamination or interference with any wetland, body of water (whether surface or subsurface), aquifer or watercourse due to any Hazardous Activity or the existence or presence of a Hazardous Condition at the Property;

              (xii) the occurrence at the Property of any Hazardous Activity or Hazardous Condition;

             (xiii) the transportation use, treatment, storage, disposition, Release or disposal of any Hazardous Substance found in, on, under or at the Property;

              (xiv) any personal injury to or death of natural persons or property damage resulting from any Hazardous Activity at the Property, the existence of a Hazardous Condition at the Property or the Release of any Hazardous Substance from, at, under or onto the Property;

               (xv) any Environmental Violation or alleged violation of Environmental Law at, on, in or under the Property or in connection therewith; and

              (xvi) the applications of Parts 4 and 5 of Subtitle B of Title I of ERISA (including, without limitation, any penalties imposed under Section 501(i) or (1) of ERISA) or any excise taxes, charges or penalties imposed under Section 4975 of the Code, except as a result of the breach by Lessor or any Affiliate of Lessor of ERISA or any rule or regulation promulgated thereunder (other than a breach caused by or resulting from an act or omission of Lessee, either of the Ground Lessors, the Trustee, the Holders or any of their Affiliates);

except in each case, with respect to any Indemnified Party, to the extent such liabilities, obligations, claims, damages, penalties, causes of action, costs or expenses (1) are imposed upon or incurred by or asserted against such Indemnified Party by reason of the matters described in clauses (i) through
(xvi) above that arise from events commencing solely and entirely after the later of (x) the expiration or earlier termination of this Lease and (y) Lessee's actual relinquishment of possession of the Property or (2) solely result from the gross negligence or the willful misconduct of such Indemnified Party (except, in the case of Lessor, for Lessor's failure to qualify as a foreign corporation in the State of Hawaii) or (3) solely result from the breach by such Indemnified Party of Section 905 or 921 of the Indenture or the breach by such Indemnified Party of any other provisions of the Operative Agreements after receipt of notice from Lessee of such breach and a reasonable opportunity to cure such breach (but only to the extent such Indemnified Party is not otherwise prevented from curing such breach). For purposes of the foregoing sentence, it is further agreed by Lessee that the Release or presence of any Hazardous Substances at, on, in or under the Property, or the presence of a Hazardous Condition at, on, in or under the Property, that exists as of (or at any time prior to) the later of the dates specified in clauses (x) and
(y) in the foregoing sentence shall be included in the entirety within the scope of Lessee's obligations hereunder (even though the same may increase to remedial levels or require any response or remedial action only subsequent to such date).

                 (b) The obligations of Lessee under this Section 25.1 shall remain unaffected and continue in full force and effect irrespective of and notwithstanding any action or failure to act or delay on the part of any of the Indemnified Parties to enforce any rights or remedies against Lessee. Such obligations shall remain unaffected irrespective of and notwithstanding any default by any such party in performing any obligation or duty arising under or out of any Operative Agreement or under this Section 25.1. No amendment, increase in the interest rate or in the principal amount of any of the Notes nor any other modification thereof shall act to (i) release Lessee from or (ii) modify any of Lessee's obligations under this Section 25.1.

                 (c) The obligations of Lessee pursuant to this Section 25.1 shall survive (i) the expiration or earlier termination of this Lease; (ii) the repayment of the Notes whether at maturity or earlier due to the acceleration thereof and satisfaction thereof out of any collateral security or by reason of payment by any guarantor thereof; (iii) the foreclosure of the Mortgage (or the conveyance of the Property due to any deed in lieu of foreclosure); and (iv) each and every conveyance of the Property after the date hereof.

                 (d)  Any amounts which become payable by Lessee under this
Article XXV shall be paid promptly and, if such payment is not timely paid, shall bear interest at the Lessor Overdue Rate from the date when due to the date of payment. Promptly after receipt by an Indemnified Party of notice of the commencement or assertion against it of any claim, action or proceeding, such Indemnified Party shall, if a claim in respect thereof is to be made against Lessee under this Section 25.1, notify Lessee thereof; but the omission so to notify Lessee shall not relieve Lessee from any liability which it may have to such Indemnified Party. Lessee, at its sole cost and expense, acting through counsel reasonably acceptable to the Indemnified Party, may contest, resist and defend any claim, action or proceeding with respect to which it shall have received the notice described in the preceding sentence and may compromise or otherwise dispose of the same as Lessee shall deem appropriate, and, upon such assumption by Lessee of such contest and defense, Lessee shall not be obligated to pay any attorneys' fees or other legal costs incurred by or on behalf of the Indemnified Party; provided that Lessee may only assume control of the defense of any such claim to the extent it has provided to such Indemnified Party written acknowledgement that Lessee is obligated to indemnify such Indemnified Party with respect to such claim under this Section 25.1; and provided further that Lessee shall not be entitled to assume and control the defense of any such contest, action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnified Party, (x) such contest, action, suit or proceeding involves the potential imposition of criminal liability or material civil liability (whether or not indemnified hereunder) on such Indemnified Party or (y) the control of such contest, action, suit or proceeding would involve Lessee in a bona fide conflict of interest, (B) an Event of Default has occurred and is continuing or (C) such contest, action, suit or proceeding involves matters which extend beyond or are unrelated to the transactions contemplated by the Operative Agreements and if determined adversely could be materially detrimental to the interests of such Indemnified Party notwithstanding indemnification by Lessee, in which case the Indemnified Party will be entitled to assume and take control of the defense thereof at Lessee's expense. The Indemnified Party may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by Lessee in accordance with the foregoing. Each Indemnified Party shall, at Lessee's request, cooperate with Lessee, at no cost or expense to the Indemnified Party, in the defense of any such claim, action or proceeding. If, in the opinion of counsel to any Indemnified Party there are legal defenses available to such Indemnified

Party which are different from or in addition to those available to Lessee, such Indemnified Party shall be permitted to participate in the defense of such claim, action or proceeding with separate counsel and Lessee shall pay the fees and expenses of such separate counsel.


                                  ARTICLE XXVI

                 26.1 Subletting and Assignment. So long as no Event of Default has occurred and is continuing, Lessee may, without the consent of Lessor, the Trustee or any Holder, sublet all or any part of the Property or assign all or any part of its interest under this Lease as to the Property.
Any sublease by Lessee executed during the Term shall by its terms be subject and subordinate to this Lease and to the rights of Lessor hereunder. In the event of any assignment or subletting, Lessee shall not be released from any of its obligations hereunder and shall remain directly and primarily liable under this Lease as to the Property, or portion thereof, so assigned or sublet. Lessee shall have the absolute right, without the consent of Lessor, to terminate any sublease of the Property, whether such sublease was entered into prior to the date of this Lease or during the Term. Upon the occurrence and during the continuance of an Event of Default, Lessor shall have the right to receive all rents under any sublease directly from the sublessee and any rent received by Lessee shall be deemed held in trust for Lessor and immediately paid over by Lessee to Lessor.

                 26.2 Attornment and Nondisturbance. Lessee shall insert in each sublease permitted under the terms of Section 26.1 and executed during the Term provisions to the effect that (a) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder shall attorn to Lessor and waive any right such sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease; and (b) in the event the sublessee receives notice from Lessor stating that there has occurred an Event of Default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under such sublease directly to Lessor or as Lessor may direct. Lessee shall deliver to Lessor and the Trustee an Appraiser's Certificate contemporaneously with the execution and delivery of any sublease of the Property during the Term with a Person unaffiliated with Lessee (i) the term of which extends beyond the Primary Term or (ii) the term of which does not extend beyond the Primary Term if such sublease, when taken together with any other subleases with respect to which Lessee has not delivered an Appraiser's Certificate, do not in the aggregate demise more than 42,000 net leasable square feet of the Improvements; provided that an Appraiser's Certificate shall not be required prior to the execution and delivery of any sublease referred to in the appraisal of the Property dated June 3, 1993 prepared by The

Hallstrom Group, Inc. if such sublease is on rental rates and on substantially identical other terms as referred to in such appraisal. Provided that Lessee shall deliver to Lessor, contemporaneously with the execution and delivery of a sublease of the Property with any Person unaffiliated with Lessee, an Appraiser's Certificate, then Lessor and the Trustee shall enter into a non-disturbance and attornment agreement substantially in the form of Schedule E hereto. Lessor and the Trustee shall also enter into a non-disturbance and attornment agreement in such form with respect to (i) each sublease referred to in the appraisal of the Hallstrom Group, Inc. described above, if such sublease is on rental rates and on substantially identical other terms as referred to in such appraisal, without the delivery of an Appraiser's Certificate, or (ii) if the sublease does not extend beyond the Primary Term and, when aggregated with any other subleases with respect to which the Bank has not delivered an Appraiser's Certificate pursuant to this clause (ii), does not in the aggregate demise more than 42,000 net leasable square feet of the Improvements; provided that Lessee agrees that each of the subleases referred to in the preceding clause (ii), with respect to which Lessee requests a non-disturbance and attornment agreement, will, in the reasonable good-faith judgement of Lessee, provide for rents that represent the fair market value for the space sublet and contain other terms which, when taken together with all of the term of the sublease, are commercially reasonable.

                 26.3 Subleases. Promptly following the execution and delivery of any sublease of the Improvements during the Term, Lessee shall deliver a copy of such executed sublease to Lessor and the Trustee.


                                 ARTICLE XXVII

                 27.1 Estoppel Certificates. At any time and from time to time upon not less than twenty (20) days' prior request by Lessor or Lessee (the "Requesting Party"), the other party (whichever party shall have received such request, the "Certifying Party") shall furnish to the Requesting Party (but in the case of Lessor, as Certifying Party, not more than four times per year unless required to satisfy the requirements of any sublessees) a certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Base Rent or Renewal Rent and Additional Charges have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters as the Requesting Party may reasonably request. Any such certificate furnished pursuant to this Article

XXVII may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).


                                 ARTICLE XXVIII

                 28.1 Right to Inspect During any Extended Term. During any Extended Term, Lessee shall upon reasonable notice from Lessor (except that no notice shall be required if an Event of Default has occurred and is continuing), permit Lessor and its authorized representatives to inspect the Property, provided that such inspections shall not reasonably interfere with Lessee's business operations at the Property and shall be made in compliance with the terms of any subleases made with respect to the Property of which Lessee shall have notified Lessor.

                 28.2 No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.


                                  ARTICLE XXIX

                 29.1 Acceptance of Surrender. No surrender to Lessor of this Lease or of all or any portion of the Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and, so long as any Notes remain Outstanding, the Trustee, and no act by Lessor or the Trustee or any representative or agent of Lessor or the Trustee, other than a written acceptance, shall constitute an acceptance of any such surrender.


                                  ARTICLE XXX

                 30.1 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) the fee estate in the Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person or (c) the stock of Lessor.

                                  ARTICLE XXXI

                 31.1 Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered personally or by a nationally recognized overnight courier service or mailed (by registered or certified mail, return receipt requested, postage prepaid), addressed to the respective parties, as follows:

                 If to Lessee:

                                  First Hawaiian Bank
                                  1132 Bishop Street
                                  Suite 2500
                                  Honolulu, Hawaii  98613
                                  Attention:  Howard H. Karr

                 If to Lessor:

                                  REFIRST, Inc.
                                  1900 Indian Wood Circle
                                  Maumee, Ohio  43537
                                  Attention:  Vice President - First
                                                Hawaiian Bank
                                                Transaction

                 with a copy to:

                                  REFIRST, Inc.
                                  c/o The Corporation Trust Company
                                  1209 Orange Street
                                  Wilmington, Delaware  19801
                                  Attention:  Mark A. Ferrucci


                 If to the Trustee:

                                  First Fidelity Bank, N.A., Pennsylvania
                                  123 South Broad Street
                                  Philadelphia, Pennsylvania  19109
                                  Attention: Corporate Trust Administration

or such additional parties and/or other address as such party may hereafter designate (provided, however, in no event shall either party be obligated to notify, in the aggregate, more than five (5) designees of the other party), and shall be effective upon receipt or refusal thereof.

                                 ARTICLE XXXII

                 32.1 Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any right or option of Lessee provided in this Lease, including any right or option described in Articles XV, XVI, XX, XXI or XXII, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John
D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgement and delivery of this Lease.

                 32.2 Amendments and Modifications. Neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by Lessor and Lessee.

                 32.3 Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                 32.4 Conclusive Reliance on Administrative Agent. Lessor hereby acknowledges and agrees that each of Lessee, the Ground Lessors and the Trustee may, in the absence of bad faith on their respective parts, conclusively rely upon, and in all events shall be fully protected in relying upon, any document, instrument, certificate, opinion or direction furnished to any of them by the Administrative Agent and otherwise conforming to the requirements of any applicable Operative Agreement, and Lessee, each of the Ground Lessors and the Trustee may treat any such document, instrument, certificate, opinion or direction as the document, instrument, certificate, opinion or direction of Lessor.

                 32.5 Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 32.6 Schedules. Immediately following are Schedules A, B, C, D and E referred to in this Lease, which Schedules are hereby incorporated by reference herein.

                 32.7 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

                 32.8 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Hawaii.

                 32.9 Memorandum of Lease. This Lease shall not be recorded (except at Lessee's discretion), but Lessor and Lessee shall, concurrently herewith, execute and deliver a short-form memorandum of this Lease, in form suitable for recording under the laws of the State of Hawaii, which memorandum shall be recorded at Lessee's sole cost and expense.

                 32.10 Limitations on Recourse. Notwithstanding anything contained in this Lease to the contrary, Lessee agrees to look solely to Lessor's estate and interest in the Property for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of Lessor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee's remedies under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use of the Property or any other liability of Lessor to Lessee. Nothing in this Section shall be interpreted so as to limit the terms of Sections 6.1 or 6.2.


                                 ARTICLE XXXIII

                 33.1 Ground Lease. b. During the Term, Lessee shall observe and perform all of the obligations of Lessor under the Ground Lease and, in connection therewith, shall, prior to the occurrence and continuance of an Event of Default, have the right to enforce Lessor's rights as lessee under the Ground Lease.

                 (b) During the Term, Lessee shall have the right to take enforcement actions against the Ground Lessors in Lessee's own name or, if necessary, in the name of Lessor, and for that purpose and only to such extent, prior to the occurrence and continuance of an Event of Default, all the rights of Lessor under the Ground Lease are hereby conferred upon and assigned to Lessee, and Lessee is hereby subrogated to such rights. Lessor agrees that it will cooperate with Lessee, at Lessee's expense, in pursuit of any such claims against the Ground Lessors.

                 (c) During the Term, Lessor shall not enter into any agreement to amend, waive or modify any of the terms, covenants or provisions of the Ground Lease without the consent of Lessee.

                 IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date first above written.

                                     REFIRST, INC.,a Delaware
                                       corporation



                                     By:  /s/ Paul J. Bishop
                                        -------------------------------
                                        Name:  Paul J. Bishop
                                        Title: President




                                     FIRST HAWAIIAN BANK


                                     By: /s/ Thomas P. Huber
                                        -------------------------------
                                        Name:  Thomas P. Huber
                                        Title: Senior Vice President

                              EXHIBIT A OMITTED

                              SCHEDULE B OMITTED

                                                                      SCHEDULE C


                       Payment Dates and Lessor Base Rent


                                                             Lessor
   Payment Date                                            Base Rent
- ------------------                                         ----------
June 1, 1997                                               340,172.70
December 1, 1997                                           340,172.70
June 1, 1998                                               340,172.70
December 1, 1998                                           340,172.70
June 1, 1999                                               340,172.70
December 1, 1999                                           340,172.70
June 1, 2000                                               340,172.70
December 1, 2000                                           340,172.70
June 1, 2001                                               340,172.70
December 1, 2001                                           340,172.70
June 1, 2002                                               289,146.79
December 1, 2002                                                 0.00
June 1, 2003                                               363,192.73
December 1, 2003                                           363,192.73

                                                                      SCHEDULE D


                     Default Amount and Termination Amount


   Payment Date                                                Amount
- ------------------                                         --------------
June 1, 1997                                               193,699,875.00
December 1, 1997                                           193,699,875.00
June 1, 1998                                               193,699,875.00
December 1, 1998                                           193,699,875.00
June 1, 1999                                               193,699,875.00
December 1, 1999                                           193,699,875.00
June 1, 2000                                               193,699,875.00
December 1, 2000                                           193,699,875.00
June 1, 2001                                               193,699,875.00
December 1, 2001                                           193,699,875.00
June 1, 2002                                               193,750,900.91
December 1, 2002                                           194,094,053.52
June 1, 2003                                               194,094,053.52
December 1, 2003                                           194,094,053.52

                              SCHEDULE E OMITTED